Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and among SPACESHIP PURCHASER, INC., SPACESHIP GROUP MERGERCO, INC. and SQUARESPACE, INC. Dated as of May 13, 2024 i TABLE OF CONTENTS Page Article I DEFINITIONS & INTERPRETATIONS .........................................................................3 1.1 Certain Definitions ...................................................................................................3 1.2 Additional Definitions ...........................................................................................16 1.3 Certain Interpretations ...........................................................................................19 Article II THE MERGER ..............................................................................................................21 2.1 The Merger .............................................................................................................21 2.2 The Effective Time ................................................................................................21 2.3 The Closing ............................................................................................................22 2.4 Effect of the Merger ...............................................................................................22 2.5 Certificate of Incorporation and Bylaws ................................................................22 2.6 Directors and Officers ............................................................................................22 2.7 Effect of Merger on Company Common Stock .....................................................23 2.8 Equity Awards .......................................................................................................24 2.9 Exchange of Certificates ........................................................................................25 2.10 No Further Ownership Rights in Company Common Stock .................................28 2.11 Lost, Stolen or Destroyed Certificates ...................................................................28 2.12 Required Withholding ............................................................................................28 2.13 No Dividends or Distributions ...............................................................................29 2.14 Necessary Further Actions .....................................................................................29 Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .........................29 3.1 Organization; Good Standing ................................................................................29 3.2 Corporate Power; Enforceability ...........................................................................30 3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws ....................30 3.4 Requisite Stockholder Approval ............................................................................31 3.5 Non-Contravention ................................................................................................31 3.6 Requisite Governmental Approvals .......................................................................32 3.7 Company Capitalization .........................................................................................32 3.8 Subsidiaries ............................................................................................................33 3.9 Company SEC Reports ..........................................................................................34 3.10 Company Financial Statements; Internal Controls ................................................34 3.11 No Undisclosed Liabilities .....................................................................................35 3.12 Absence of Certain Changes ..................................................................................36 3.13 Material Contracts ..................................................................................................36 3.14 Real Property .........................................................................................................36 3.15 Intellectual Property ...............................................................................................37 3.16 Data Security and Privacy ......................................................................................39 3.17 Tax Matters ............................................................................................................40 3.18 Employee Plans ......................................................................................................42 3.19 Labor Matters .........................................................................................................44 3.20 Permits ...................................................................................................................45 ii 3.21 Compliance with Laws ..........................................................................................45 3.22 Legal Proceedings; Orders .....................................................................................46 3.23 Sanctions and Trade Controls; AML Laws. ..........................................................46 3.24 Insurance ................................................................................................................46 3.25 Related Person Transactions ..................................................................................46 3.26 Brokers ...................................................................................................................46 3.27 CFIUS ....................................................................................................................47 3.28 No Other Representations and Warranties. ............................................................47 Article IV REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES ..............47 4.1 Organization; Good Standing ................................................................................47 4.2 Power; Enforceability ............................................................................................48 4.3 Non-Contravention ................................................................................................48 4.4 Requisite Governmental Approvals .......................................................................48 4.5 Legal Proceedings; Orders .....................................................................................49 4.6 Ownership of Company Capital Stock ..................................................................49 4.7 Brokers ...................................................................................................................49 4.8 Operations of the Buyer Parties .............................................................................49 4.9 No Parent Vote or Approval Required ...................................................................49 4.10 Fee Funding Agreement .........................................................................................50 4.11 Financing ................................................................................................................50 4.12 Stockholder and Management Arrangements ........................................................52 4.13 Solvency .................................................................................................................52 4.14 Parent and Merger Sub Information ......................................................................52 4.15 Exclusivity of Representations and Warranties .....................................................53 Article V INTERIM OPERATIONS OF THE COMPANY .........................................................54 5.1 Affirmative Obligations .........................................................................................54 5.2 Forbearance Covenants ..........................................................................................54 5.3 No Solicitation .......................................................................................................57 Article VI ADDITIONAL COVENANTS ....................................................................................63 6.1 Required Action and Forbearance; Efforts ............................................................63 6.2 Filings ....................................................................................................................64 6.3 Proxy Statement; Schedule 13e-3 and Other Required SEC Filings .....................65 6.4 Company Stockholder Meeting .............................................................................68 6.5 Financing Obligations. ...........................................................................................69 6.6 Financing Cooperation ...........................................................................................70 6.7 Anti-Takeover Laws ..............................................................................................74 6.8 Access ....................................................................................................................74 6.9 Section 16(b) Exemption .......................................................................................75 6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance ..................75 6.11 Employee Matters ..................................................................................................78 6.12 Obligations of Merger Sub .....................................................................................79 6.13 Notification of Certain Matters ..............................................................................80 6.14 Public Statements and Disclosure ..........................................................................80 6.15 Transaction Litigation ............................................................................................81 iii 6.16 Stock Exchange Delisting; Deregistration .............................................................81 6.17 Parent Vote .............................................................................................................82 6.18 No Control of the Other Party’s Business ..............................................................82 6.19 No Employment Discussions .................................................................................82 6.20 Repaid Indebtedness ..............................................................................................82 6.21 FIRPTA Certificate ................................................................................................83 Article VII CONDITIONS TO THE MERGER ............................................................................83 7.1 Conditions to Each Party’s Obligations to Effect the Merger ...............................83 7.2 Conditions to the Obligations of the Buyer Parties ...............................................83 7.3 Conditions to the Obligations of the Company to Effect the Merger ....................84 Article VIII TERMINATION, AMENDMENT AND WAIVER .................................................85 8.1 Termination ............................................................................................................85 8.2 Manner and Notice of Termination; Effect of Termination ...................................87 8.3 Fees and Expenses .................................................................................................88 8.4 Amendment ............................................................................................................91 8.5 Extension; Waiver ..................................................................................................91 8.6 No Liability of Financing Sources .........................................................................91 8.7 Special Committee Approval .................................................................................92 Article IX GENERAL PROVISIONS ...........................................................................................92 9.1 Survival of Representations, Warranties and Covenants .......................................92 9.2 Notices ...................................................................................................................92 9.3 Assignment ............................................................................................................94 9.4 Confidentiality .......................................................................................................94 9.5 Entire Agreement ...................................................................................................94 9.6 Third-Party Beneficiaries .......................................................................................95 9.7 Severability ............................................................................................................95 9.8 Remedies ................................................................................................................95 9.9 Governing Law ......................................................................................................97 9.10 Consent to Jurisdiction ...........................................................................................97 9.11 WAIVER OF JURY TRIAL ..................................................................................98 9.12 Company Disclosure Letter References .................................................................98 9.13 Counterparts ...........................................................................................................99 9.14 Fees and Expenses .................................................................................................99 Exhibits Exhibit A Surviving Corporation Certificate of Incorporation Exhibit B Form of Bylaws of Merger Sub

1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 13, 2024, by and among Spaceship Purchaser, Inc., a Delaware corporation (“Parent”), Spaceship Group MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and Squarespace, Inc., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I. RECITALS A. The board of directors of the Company (the “Company Board”) has established a special committee of independent and disinterested members of the Company Board (the “Special Committee”). B. The Special Committee has unanimously (i) determined that this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein, and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement at any Company Stockholder Meeting. C. The Company Board has unanimously, acting upon the recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved this Agreement and the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting. D. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; (ii) approved this Agreement the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) in the case of the board of directors of Merger Sub only, recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger in accordance with the DGCL. E. Immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt resolutions adopting and approving this Agreement and the transactions contemplated by this Agreement, including the Merger (the “Merger Sub Stockholder Approval”). 2 F. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (i) a fee funding agreement (the “Fee Funding Agreement”) from Permira VIII - 1 SCSp, Permira VIII - 2 SCSp, Permira VIII AIV LP1 L.P., Permira VIII AIV LP2 L.P., Permira VIII CIS SCSp, Permira VIII CIS 2 SCSp, PILI 1 Portfolio SCSp, PILI 2 Portfolio SCSp, PILI 4 Portfolio SCSp, Permira Investment Capital LP, Permira Investment Capital II LP, Permira Investment Capital III LP (the “FFA Investors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the FFA Investors are guaranteeing certain obligations of the Buyer Parties in connection with this Agreement; and (ii) (A) a commitment letter between Parent and the FFA Investors and (B) a commitment letter between Parent, Accel Leaders 4 L.P. (“Accel 4”), for itself and as nominee for, Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P., and Accel Leaders 4 Investors (2022) L.P. and Accel Leaders 3 L.P. (“Accel 3” and, together with Accel 4 and the FFA Investors, the “Equity Investors”)), for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P., and Accel Leaders 3 Investors (2020) L.P., pursuant to which the Equity Investors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”). G. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, Anthony Casalena, the Anthony Casalena 2019 Family Trust, the Anthony Casalena Revocable Trust, the Casalena Foundation, General Atlantic (SQRS II), L.P., Accel 3, Accel Growth Fund L.P., Accel Growth Fund Strategic Partners L.P. and Accel Growth Fund Investors 2010 L.L.C. (the “Reinvestment Stockholders”) and certain other stockholders of the Company have entered into Support Agreements (the “Support Agreements”) in connection with the Merger with respect to certain obligations of such stockholders of the Company relating to this Agreement, including, solely with respect to the Reinvestment Stockholders, an agreement to contribute, directly or indirectly, a portion of the shares of Company Common Stock (the “Rollover Shares”) held by the Reinvestment Stockholders to an entity that indirectly owns 100% of the equity interest of Parent, in each case, as specified in such Support Agreement. H. The Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger. AGREEMENT NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows: 3 ARTICLE I DEFINITIONS & INTERPRETATIONS 1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings: (a) “Acceptable Confidentiality Agreement” means any confidentiality agreement to which the Company is a party containing terms no less restrictive in any material respect on the Company’s counterparty (and its Affiliates and Representatives) than those contained in the Confidentiality Agreement, it being agreed that such confidentiality agreement (i) need not contain any “standstill” or similar provision and (ii) shall not contain terms that restrict the Company’s ability to consummate the Merger or comply with the provisions of Section 5.3. (b) “Acquisition Proposal” means any inquiry, indication of interest, request for information, offer or proposal (other than an inquiry, indication of interest, request for information, offer or proposal by the Buyer Parties) relating to an Acquisition Transaction. (c) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving: (i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of beneficial ownership (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) of securities representing more than 15% of the fully-diluted total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) more than 15% of the fully-diluted total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer or other transaction; (ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 15% of the consolidated assets (measured by the fair market value thereof as of the date of such purchase, license or other acquisition), revenue or net income of the Company Group, taken as a whole; or (iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) 4 of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) securities representing more than 15% of the fully-diluted total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such transaction. (d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. (e) “AML Laws” means, to the extent applicable, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder. (f) “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position, as well as applicable Laws governing foreign investment, in any case that are applicable to the Merger. (g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2023, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2023. (h) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York. (i) “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company. (j) “Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company. (k) “Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company. (l) “Code” means the U.S. Internal Revenue Code of 1986, as amended. (m) “Company Capital Stock” means, collectively, Company Common Stock and Company Preferred Stock.

5 (n) “Company Common Stock” means, collectively, Class A Common Stock, Class B Common Stock and Class C Common Stock. (o) “Company Credit Agreement” means the Amended and Restated Credit Agreement, dated December 11, 2020, among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the Amendment No. 1, dated June 15, 2023, and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof. (p) “Company Equity Awards” means the Company Options, Company RSUs and Company PSUs. (q) “Company Equity Plans” means, collectively, the Squarespace, Inc. 2021 Equity Incentive Plan, the Squarespace, Inc. 2017 Equity Incentive Plan and the Squarespace, Inc. Amended and Restated 2008 Equity Incentive Plan. (r) “Company ESPP” means the Squarespace, Inc. 2021 Employee Stock Purchase Plan. (s) “Company Group” means the Company and its Subsidiaries. (t) “Company Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by the Company Group. (u) “Company IT Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and computer systems that are owned by any member of the Company Group and used in the conduct of the business of the Company Group. (v) “Company Material Adverse Effect” means any change, event, effect, condition, development, state of facts or circumstance (each, an “Effect”) that, individually or in the aggregate, when taken together with any other Effect, has had or would reasonably be expected to have a material adverse effect on (A) the business, assets, liabilities, financial condition or results of operations of the Company Group, taken as a whole or (B) the ability of the Company to consummate the Merger prior to the Termination Date; provided, however, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect under clause (A) above or will be taken into account when determining whether a Company Material Adverse Effect under clause (A) above has occurred or may, would or could occur (subject to the limitations set forth below): (i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally; 6 (ii) changes in general conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country; (2) changes in exchange rates generally for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (iii) changes in general conditions in the industries in which the Company Group generally conducts business; (iv) changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world; (v) any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyberattack) by or sponsored by a Governmental Authority, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world; (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events in the United States or any other country or region in the world; (vii) any Effect to the extent resulting from the announcement of this Agreement or the pendency of the Merger and the other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, business partners or vendors (other than for purposes of any representation or warranty contained in Sections 3.5 or 3.6); (viii) the taking by any Party of any action specifically required to be taken, or the failure by any Party to take any action specifically prohibited, by this Agreement; (ix) changes after the date of this Agreement in GAAP or in any applicable laws or regulations (or the binding interpretation of any of the foregoing); (x) changes after the date of this Agreement in the price or trading volume of the Company Common Stock, in and of itself (it being agreed that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, to the extent not otherwise expressly excluded by the definition hereof); (xi) any failure, in and of itself, by the Company Group to meet (1) any public analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal projections 7 or forecasts of its revenues, earnings or other financial performance (it being agreed that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise expressly excluded by the definition hereof); and (xii) any Transaction Litigation. except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (ix), to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company Group relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur. (w) “Company Option” means an option to purchase shares of Company Common Stock granted under any Company Equity Plan. (x) “Company Out-of-the-Money Option” means a Company Option that has an exercise price per share of Company Common Stock subject to the Company Option that is equal to or greater than the Per Share Price. (y) “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company. (z) “Company Products” means all products or services of the Company Group (including software as a service) from which the Company Group has derived, is deriving or expects to derive revenue from the sale, license, distribution or provision thereof. (aa) “Company Proprietary Software” means all Software owned or purported to be owned by the Company Group. (bb) “Company PSU” means a restricted stock unit award granted under any Company Equity Plan whose vesting is conditioned in full or in part based on the achievement of performance goals or metrics. (cc) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by any member of the Company Group. (dd) “Company RSU” means a restricted stock unit award granted under any Company Equity Plan, other than a Company PSU. (ee) “Company Stockholders” means the holders of shares of Company Common Stock. (ff) “Company Termination Fee” means an amount equal to $198,700,000. 8 (gg) “Continuing Employee” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) on and immediately following the Effective Time. (hh) “Contract” means any (i) legally binding contract, subcontract, letter of intent, note, bond, mortgage, indenture, lease, sublease, license, sublicense, or (ii) other legally binding agreement of any kind, whether in writing or not. (ii) “Data Partners” means all vendors, processors, or other third parties engaged by the Company Group to Process Personal Information jointly with, for or on behalf of any member of the Company Group. (jj) “Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, data protection, information security, information security breach notification requirements, the tracking or monitoring of online activity, and email, text message, or telephone communications, in each case, with respect to the Processing of Personal Information to the extent applicable to a Company Group entity from time to time: (i) the Company Group’s own written policies, notices, statements and procedures; (ii) all applicable Laws, in each case as amended, consolidated, re-enacted or replaced from time to time, including the California Consumer Privacy Act (CCPA) and the California Privacy Rights Act (CPRA), Virginia Consumer Data Protection Act, the Colorado Privacy Act, Connecticut Data Privacy Act, Utah Consumer Privacy Act, the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”) and the General Data Protection Regulation (2016/679) (the “GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR, the United Kingdom’s Data Protection Act 2018 and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 (to the extent applicable) and the Privacy and Electronic Communications Regulations 2003 (collectively, “Data Protection Laws”); (iii) the Company Group’s contractual commitments; and (iv) all binding standards applicable to a Company Group entity (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS) and Payment Application Data Security Standard (PA DSS)). (kk) “DOJ” means the United States Department of Justice or any successor thereto. (ll) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. (mm) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. (nn) “Financing Sources” means the Persons (other than Parent, the Equity Investors and Merger Sub and their respective Affiliates), if any, in their respective capacities as such, that have committed to provide, arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger, including the commitment parties under the Debt Commitment Letter and the commitment parties under any joinder agreements or credit

9 agreements entered into pursuant thereto or relating thereto, together with their Representatives, Affiliates and their Affiliates’ Representatives and their respective successors and assigns. (oo) “FTC” means the United States Federal Trade Commission or any successor thereto. (pp) “GAAP” means generally accepted accounting principles, consistently applied, in the United States. (qq) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency, instrumentality or official, and any court, tribunal, arbitrator or arbitral body (public or private) or other legislative, judicial or executive body, in each case whether federal, state, county, provincial, local, foreign, multinational or transnational. (rr) “group” has the meaning of “group” as used in Section 13(d) of the Exchange Act. (ss) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. (tt) “Indebtedness” means, as at a specified date, the principal amount of any of the following liabilities or obligations (plus any related accrued and unpaid interest, termination fees, breakage costs, other fees and prepayment penalties (in each case, to the extent actually incurred)): (i) indebtedness for borrowed money; (ii) liabilities evidenced by bonds, debentures, indentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit, banker’s acceptances, bank guarantees, performance bonds, surety bonds or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities under leases required to be classified as finance or capital leases in accordance with GAAP or recorded as capital or finance leases in the Company’s financial statements; (v) liabilities arising out of interest rate and currency swap arrangements, and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred or unpaid purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts, “seller financing” or other contingent payment obligations (other than contingent indemnification obligations that have not matured and as to which no claims have been made or, to the Knowledge of the Company, threatened); (viii) all premiums, fees or penalties related to any of the foregoing and payment obligations with respect to swap arrangements and related break-up fees; (ix) guarantees and arrangements having the economic effect of a guarantee by the Company Group of any Indebtedness described in the other clauses of this definition of any other Person or secured by any Lien or security interest on the assets of the Company Group; and (x) liabilities or obligations arising from any breach of or default under any of the foregoing. (uu) “Intellectual Property” means all intellectual property rights in any jurisdiction, including all: (i) patents and patent applications, including any divisions, continuations, continuations-in-part, reissues and reexaminations thereof (“Patents”); (ii) copyrights (whether or not published), copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade dress rights, logos, slogans, brand names, 10 trade names and other indicia of origin, and all applications and registrations therein (“Marks”); (iv) rights in mask works, and mask work registrations and applications therefor; (v) proprietary rights in Software, trade secrets and other rights in confidential and proprietary information (including intellectual property rights, if any, in inventions, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data); (vi) Internet domain names; and (vii) any other intellectual property rights or similar or equivalent rights to any of the foregoing anywhere in the world. (vv) “IP Contract” means any Contract to which a member of the Company Group is a party (i) pursuant to which a member of the Company Group grants to a third Person the right to use material Company Intellectual Property, other than any (1) non-disclosure agreements entered into in the ordinary course of business; and (2) non-exclusive licenses (including software as a service or “SaaS” licenses and any rights granted under any standard form terms of use for any website of any member of the Company Group) granted in the ordinary course of business or in connection with the development or sale of the Company Products; and (ii) pursuant to which a third Person has granted to a member of the Company Group the right to use any Intellectual Property material to the operation of the business of the Company Group, taken as a whole, other than any (1) non-disclosure agreements entered into in the ordinary course of business; (2) non-exclusive licenses of commercially available Software or technology that has not been modified in any material respect for use by or on behalf of the Company Group; (3) Contracts pursuant to which any rights are granted to the Company Group member by any current or former employees, consultants or contractors of a member of the Company Group in the ordinary course of business; and (4) licenses to Open Source Software. (ww) “IRS” means the United States Internal Revenue Service or any successor thereto. (xx) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the persons set forth on Section 1.1(a) of the Company Disclosure Letter, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. (yy) “Law” means any legislation, statute, constitution, law (including common law), ordinance, decree, order, rule, regulation, code, directive, determination, ruling or stock exchange listing requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, as applicable, and “order” will refer to any decree, ruling, judgment, injunction or other order in any Legal Proceedings by or with any Governmental Authority. (zz) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, complaint, arbitration, investigation or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal. 11 (aaa) “Lien” means any charge, claim, lien, voting trust agreement, right of first refusal, mortgage, encumbrance, option, pledge, security interest or other restriction of any kind (other than those created under applicable securities Law). (bbb) “Material Contract” means each of the following Contracts (other than an Employee Plan): (i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole; (ii) any Contract with any of the 10 largest customers of the Company Group, taken as a whole, determined on the basis of total revenue of the Company Group attributable to such customers pursuant to such Contracts in effect as of the date of this Agreement, for the 12 months ended December 31, 2023; (iii) any Contract with any of the top 10 vendors (excluding legal, accounting, tax and similar professional service providers whose Contracts may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less) to the Company Group, taken as a whole, determined on the basis of expenditures, excluding residual spend, by the Company Group, taken as a whole, for the 12 months ended December 31, 2023; (iv) any IP Contract; (v) any Contract containing any covenant or other provision (A) limiting or purporting to limit the right of the Company Group to engage, in any material respect, in any line of business or in any geographic area or to compete, in any material respect, with any Person; (B) prohibiting or purporting to prohibit the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole; (vi) any Contract (A) relating to the disposition or acquisition of assets by any member of the Company Group (whether by merger, sale of equity securities, sale of assets or otherwise) with a value or purchase price greater than $500,000 after the date of this Agreement other than in the ordinary course of business or (B) pursuant to which any member of the Company Group will acquire any material equity securities or other ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company; (vii) any Contract (including any indenture, loan or credit agreement) evidencing outstanding Indebtedness (or binding commitments in respect thereof) for 12 borrowed money or pursuant to capital leases incurred by any member of the Company Group, in each case, in excess of $500,000, other than Contracts evidencing such Indebtedness solely among members of the Company Group; (viii) any Contract that required the payment by the Company or any of its Subsidiaries of more than $5,000,000 in the 12 months ended December 31, 2023 or is reasonably expected to result in such payments in the Company’s current fiscal year, and in each case cannot be cancelled by the Company or its Subsidiaries without liability to the Company or its Subsidiaries upon notice of 90 days or less (other than payments for services rendered to the date); (ix) any Lease set forth in Section 3.14(b) of the Company Disclosure Letter; (x) any Contract that is an agreement in settlement of a Legal Proceeding or similar Contract, in each case, that imposes any material obligation on the Company Group after the date of this Agreement; (xi) any Collective Bargaining Agreement; (xii) any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding commercial agreements that do not involve the formation of an entity with any third Person); (xiii) any Contract set forth on Section 1.1(b) of the Company Disclosure Letter; and (xiv) any Contract to agree or commit to enter into any Contract of the types described in the foregoing clauses (i) through (xiii). (ccc) “NYSE” means the New York Stock Exchange and any successor stock exchange thereto. (ddd) “Open Source Software” means any Software (in source or object code form) that is licensed pursuant to (i) any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (ii) any license commonly referred to as a “free software” or “open source” license by the Open Source Foundation or the Free Software Foundation or (iii) any similar license to Software that conditions any rights granted in such license on the disclosure, distribution or licensing of any other Software in source code form (other than the licensed Software in its unmodified form). (eee) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, limited partnership agreement, limited liability company

13 agreement, operating agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person. (fff) “Parent Cash Award” means an award providing the holder thereof with the opportunity to be paid an amount in cash equal to (i) with respect to an award received in substitution for the cancellation of a Company Option the product of (A) the excess of the Per Share Price over the applicable exercise per share of Company Common Stock subject to such Company Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, with the aggregate amount rounded down to the nearest cent, and (ii) with respect to an award received in substitution for the cancellation of an award of Company RSUs or Company PSUs, the product of (A) the Per Share Price multiplied by (B) the number of shares of Company Common Stock subject to such award of Company RSUs or Company PSUs (with the number of shares of Company Common Stock subject to Company PSUs determined in accordance with the applicable award agreement prior to the Closing). (ggg) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on consolidated financial statements of the Company Group filed with the Company SEC Reports to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehousemen’s, repairmen’s, materialmen’s or other liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not and would not reasonably be expected to adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; and (viii) liens securing outstanding indebtedness that is reflected in the Company SEC Reports filed as of the date of this Agreement. (hhh) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity. (iii) “Personal Information” means information or data, in any form, relating to or that is capable of being linked to a natural Person or household, including name, address, telephone number, email address, billing information, driver’s license number, other government- issued identifier, vehicle identification number, online identifier, device identifier, IP address, browsing history, search history, location data, or biometric data, and/or which is otherwise 14 classified as ‘personal information,’ ‘personal data,’ ‘personally identifiable information’ or any similar term under applicable Data Protection Laws. (jjj) “Process”, “Processed” or “Processing” means, any operation or set of operations which is performed on data, including to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, and/or operations which are otherwise defined as ‘processing’ under applicable Data Protection Laws. (kkk) “Registered Intellectual Property” means all United States, international and foreign (i) issued Patents and pending Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks; (iii) registered Copyrights and applications for Copyright registration; and (iv) Internet domain name registrations. (lll) “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic). (mmm) “Sanctioned Person” means (a) any Person that is listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person located, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons. (nnn) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. (ooo) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder. (ppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto. (qqq) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (rrr) “Software” means all software (including assemblers, applets, compilers, source code, object code, intermediate/byte code, executable code, systems, specifications, embodiments of algorithms, tools, user interfaces and firmware), together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form. 15 (sss) “Software Product” means Company Proprietary Software currently licensed, offered as a service or otherwise made available by the Company or any of its Subsidiaries to any customer. (ttt) “Specified Data Breach” means the actual, accidental, unlawful or unauthorized disclosure, access, theft, use, loss, destruction, alteration, compromise transmission or transfer of Personal Information or Company IT Systems Processed by or on behalf of the Company Group. (uuu) “Subsidiary” of any Person means any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of the total outstanding securities or ownership interests of such first Person, in each case, are owned, directly or indirectly, by such first Person. (vvv) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that was not solicited in breach of Section 5.3 on terms that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel): (i) is reasonably likely to be consummated in accordance with its terms, and if consummated, would be more favorable, from a financial point of view, to the Unaffiliated Company Stockholders (in their capacity as such) than the Merger (taking into account any legal, regulatory, timing, financing, conditionality and other aspects of such Acquisition Proposal and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”. (www) “Tax” means any federal, state, local and non-U.S. gross receipts, income, profits, sales, use, production, occupation, value-added, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, capital stock, social security, disability, severance, environmental, stamp, premium, withholding, payroll, employment, unemployment, estimated, alternative minimum, windfall profits, excise, property (real or personal), customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such penalties or additions imposed by any Governmental Authority, whether disputed or not. (xxx) “Tax Return” means any return, form, certificate, claim for refund, declaration, statement, report or other information return or document that is filed or required to be filed with a Governmental Authority with respect to Taxes, including amendments, schedules and attachments thereto. (yyy) “Trade Control Laws” means, to the extent applicable, (a) the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and 16 the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) similar export control, import, and antiboycott laws and regulations imposed, administered or enforced by the United Kingdom or the European Union, except to the extent inconsistent with U.S. law. (zzz) “Transaction Litigation” means any Legal Proceeding commenced or threatened by a Company Stockholder against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers), in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, Schedule 13e-3, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties and/or the Reinvestment Stockholders, the Equity Investors and their Affiliates or with the Financing Sources related to this Agreement, the Fee Funding Agreement or the Financing Commitments. (aaaa) “Unaffiliated Company Stockholders” means the holders of Company Common Stock, excluding (i) General Atlantic L.P., its investment fund Affiliates and its portfolio companies majority owned by such investment fund Affiliates, (ii) Accel Management Co. Inc., its investment fund Affiliates and its portfolio companies majority owned by such investment fund Affiliates, (iii) Permira Advisers LLC, its investment fund Affiliates and its portfolio companies majority owned by such investment fund Affiliates, (iv) the members of the Company Board, (v) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and (vi) Anthony Casalena and his controlled Affiliates. (bbbb) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder, and any similar foreign, state or local Law. (cccc) “Willful and Material Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a material breach of this Agreement. 1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below: Term Section Reference Agreement Preamble Alternative Acquisition Agreement 5.3(a) Alternative Debt Financing 6.5(c) Alternative Debt Financing Commitment 6.5(c) Author 3.15(c) Buyer Parties Preamble Bylaws 3.1

17 Capitalization Date 3.7 Certificate of Merger 2.2 Certificates 2.9(c) Charter 2.5(a) Chosen Courts 9.10(a) Closing 2.3 Closing Date 2.3 Collective Bargaining Agreement 3.19(a) Company Preamble Company Board Recitals Company Board Recommendation 3.3(b) Company Disclosure Letter Article III Company Equity Awards 3.7(b) Company Financial Advisor 3.26 Company IT System Interruption 3.15(g) Company Option Consideration 2.8(b) Company Related Parties 8.3(f)(ii) Company SEC Reports 3.9 Company Securities 3.7(c) Company Stockholder Meeting 6.4(a) Confidentiality Agreement 9.4 Consent 3.6 Continuation Period 6.11(a) Copyrights 1.1(uu) Current Insurance 6.10(c) Data Protection Laws 1.1(jj) Debt Commitment Letter 4.11(a) Debt Financing 4.11(a) Debt Financing Commitment 4.11(a) DGCL Recitals Dissenting Company Shares 2.7(d)(i) Dollars 1.3(e) DTC 2.9(d) DTC Payment 2.9(d) Effect 1.1(v) Effective Time 2.2 Electronic Delivery 9.13 Employee Plan 3.18(a) Enforceability Limitations 3.2 ePrivacy Directive 1.1(jj) Equity Award Consideration 2.8(b) Equity Commitment Letter Recitals Equity Investors Recitals Equity Financing 4.11(a) Exchange Fund 2.9(b) Fee Funding Agreement Recitals 18 Financing 4.11(a) Financing Commitments 4.11(a) GDPR 1.1(jj) Indemnified Persons Insured Persons 6.10(a) 6.10(c) Intervening Event 5.3(d)(i) Lease 3.14(b) Leased Real Property 3.14(b) Malicious Code 3.15(h) Marks 1.1(uu) Maximum Amount 6.10(c) Merger Recitals Merger Sub Merger Sub Stockholder Approval Preamble Recitals New Plan 6.11(b) No-Shop Period Start Date 5.3(a) Notice Period 5.3(d)(ii)(2) Other Required Company Filing 6.3(b) Other Required Parent Filing 6.3(c) Owned Company Share 2.7(a)(iii) Parent Preamble Parent Disclosure Letter Article IV Parent Related Parties 8.3(f)(i) Parent Termination Fee 8.3(c) Party Preamble Patents 1.1(uu) Payment Agent 2.9(a) Payoff Letters 6.20 Per Share Price 2.7(a)(ii) Permits 3.20 Prohibited Modifications 6.5(a) Proxy Statement 6.3(a) Recent SEC Reports Article III Recommendation Change 5.3(c)(i) Reimbursement Obligations 6.6(f) Reinvestment Stockholders Recitals Repaid Indebtedness 6.20 Representatives 5.3(a) Required Amount 4.11(c) Requisite Stockholder Approval 3.4 Rollover Shares Recitals Schedule 13e-3 6.3(a) Special Committee Recitals Special Committee Advisor 3.3(c) Special Committee Recommendation 3.3(a) Support Agreements Recitals 19 Surviving Corporation 2.1 Termination Date 8.1(c) Uncertificated Shares 2.9(c) Written 1.3(s) 1.3 Certain Interpretations. (a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated. (b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” (c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. (d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” (e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars. (f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. (g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person. (h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person. (i) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.” (j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any 20 legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. (k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is specifically related to such item; or (ii) such item is specifically set forth on the balance sheet or financial statements or is specifically set forth in the notes thereto (provided that an amount with respect to such item is included in such notes), in each case of clauses (i) and (ii), if an amount is so shown or set forth on such balance sheet or financial statement or notes thereto, solely to the extent of such amount. (l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. (m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. Date and times shall be measured by and refer to Eastern Time in the United States. (n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. (o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule. (p) The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company

21 Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality. (q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. (r) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by the Company if such documents, information or materials have been electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to the virtual data room managed by the Company at www.ansarada.com with respect to the transactions contemplated by this Agreement and made accessible therein to the Buyer Parties and their respective Representatives, or filed with or furnished to the SEC and available on EDGAR. (s) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner. ARTICLE II THE MERGER 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.” 2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by the Company filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing with the Secretary of State of the State of Delaware, or such other time as may be agreed in writing by 22 Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”). 2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) (a) as soon as practicable and in no event later than on the fifth Business Day after the satisfaction or waiver by the Party entitled to waive (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver by the Party entitled to waive (to the extent permitted hereunder) of such conditions at the Closing); provided that if any of such conditions to be satisfied at the Closing set forth in Article VII are not satisfied or waived (to the extent permitted hereunder) on such fifth Business Day, then the Closing shall take place on the third Business Day thereafter on which all such conditions have been satisfied or waived (to the extent permitted hereunder) or (b) at such other time, location and/or date as Parent and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” 2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation. 2.5 Certificate of Incorporation and Bylaws. (a) Surviving Corporation Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto (which was approved by the Company Board), and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation. (b) Surviving Corporation Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of the Company, as in effect immediately prior to the Effective Time, will be amended and restated in their entirety to read as set forth in Exhibit B attached hereto (which was approved by the Company Board), and such amended and restated bylaws will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws. 2.6 Directors and Officers. (a) Directors of the Surviving Corporation. At the Effective Time, the parties will take the necessary actions such that the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in 23 accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. (b) Officers of the Surviving Corporation. At the Effective Time, the parties will take the necessary actions such that the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed. 2.7 Effect of Merger on Company Common Stock. (a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur: (i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation; (ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $44.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); (iii) each share of Company Common Stock that is (A) held by the Company Group; (B) owned by the Buyer Parties; (C) a Rollover Share; or (D) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties as of immediately prior to the Effective Time (each, an “Owned Company Share”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor. (b) Rollover Shares. The Rollover Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent entity thereof designated by Parent) pursuant to the terms of the applicable Support Agreement and shall be treated in accordance with Section 2.7(a)(iii). (c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately (and subject to the terms of the Charter) to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time. 24 (d) Statutory Rights of Appraisal. (i) Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares) and held by Company Stockholders that shall have neither voted in favor of the Merger nor consented thereto in writing and that shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7(d). Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (it being agreed that such Dissenting Company Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Company Shares to the extent afforded by Section 262 of the DGCL), except that all Dissenting Company Shares held by Company Stockholders that shall have failed to perfect or that shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9. (ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. 2.8 Equity Awards. (a) Treatment of Vested Company RSUs and Company PSUs; Non-Employee Company RSUs. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company RSU or Company PSU, each award of Company RSUs or Company PSUs that is outstanding immediately prior to the Effective Time and either (i) vested by its terms or (ii) held by a non-employee of the Company shall be cancelled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (A) the Per Share Price multiplied by (B) the number of shares of Company Common Stock subject to such award of Company RSUs or Company PSUs (the “Company Stock Award Consideration”). (b) Treatment of Vested Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Option, each

25 Company Option (other than a Company Out-of-the-Money Option) that is vested by its terms and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (A) the excess, if any, of the Per Share Price over the applicable exercise price per share of Company Common Stock subject to such Company Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Option (the “Company Option Consideration,” and together with the Company Stock Award Consideration, the “Equity Award Consideration”). (c) Treatment of Unvested Company RSUs, Company PSUs and Company Options. Immediately prior to the Effective Time, each Company Option (other than any Company Out-of-the-Money Option), award of Company RSUs and award of Company PSUs that is then outstanding and not vested by its terms (other than any such award held by a non-employee of the Company) shall be cancelled and converted as of the Effective Time into a Parent Cash Award. Such Parent Cash Award shall remain subject to the same vesting terms and conditions that applied to the associated Company Option, Company RSU award or Company PSU award, as applicable, immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its Subsidiaries through the applicable vesting date and the applicable cash amounts shall be paid out, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment, on the next payroll date following the applicable vesting dates. Notwithstanding the foregoing, each Company PSU that is scheduled to automatically forfeit as of the Effective Time pursuant to its terms shall be forfeited as of the Effective Time for no consideration. (d) Payment Procedures. At or as soon as practicable after the Closing, Parent shall direct the Company to use its existing cash or deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to the holders of Company RSUs, Company Options and Company PSUs pursuant to Section 2.8(a) and Section 2.8(b) as applicable. The Surviving Corporation or its Subsidiaries, as applicable, shall pay no later than the second regularly scheduled payroll date following the Closing Date an amount equal to the Equity Award Consideration payable with respect to such Company RSUs, Company Options and Company PSUs through the Company Group’s payroll to the applicable holders of such Company RSUs, Company Options and Company PSUs. All amounts required to be paid to such holders of Company RSUs, Company Options and Company PSUs pursuant to Section 2.8 shall be less any required withholding pursuant to Section 2.12 and other authorized deductions. (e) Treatment of Company Out-of-the-Money Options. Notwithstanding anything set forth herein to the contrary, each Company Out-of-the-Money Option, whether vested or unvested, shall be automatically cancelled as of the Effective Time for no consideration. (f) Further Actions. The Company shall pass resolutions approving, and take such other actions as the Company determines in good faith may be reasonably necessary or required to effect, the treatment of the Company RSUs, Company Options and Company PSUs under this Section 2.8. 2.9 Exchange of Certificates. 26 (a) Payment Agent. Prior to the Closing, (i) Parent will select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent. (b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock (other than holders of Dissenting Company Shares and Owned Company Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Ratings, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs. (c) Payment Procedures. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will direct the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”) and (ii) uncertificated shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”): (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares, as applicable, in exchange for the Per Share Price, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock 27 represented by such Certificate; by (y) the Per Share Price (subject to Section 2.12), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to Section 2.12), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price, payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7. (d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m. Eastern time on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m. Eastern time on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date. (e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for surrender and transfer; and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable. Payment of the Per Share Price in respect of Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered as of immediately prior to the Effective Time. (f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. 28 (g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date, as applicable, will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, that have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock, for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto. 2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 2.7 and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7; in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II. 2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed. 2.12 Required Withholding. Each of the Payment Agent, Parent, the Company, Merger Sub and the Surviving Corporation (without duplication) will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted

29 or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. 2.13 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares. 2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Company and Merger Sub will take all such lawful and necessary action. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after January 1, 2023, and no later than one Business Day prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward- looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in such Recent SEC Reports will not be deemed to be disclosed for purposes of Section 3.1, Section 3.2, Section 3.3(c), Section 3.3(d), Section 3.5, Section 3.7, subclause (ii) of Section 3.12 or Section 3.26); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows: 3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to the date of this Agreement. The Company is not in violation of the Charter or the Bylaws. 30 3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly and unanimously authorized and approved by the Company Board (upon the unanimous recommendation of the Special Committee), and except for obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”). 3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws. (a) Special Committee Approval. The Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Company Stockholders adopt this this Agreement at any Company Stockholder Meeting (collectively, the “Special Committee Recommendation”), which Special Committee Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement. (b) Company Board Approval. The Company Board has unanimously, acting upon the recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved this Agreement and the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement. (c) Fairness Opinion for the Special Committee. The Special Committee has received the written opinion of Centerview Partners LLC, as financial advisor to the Special Committee (the “Special Committee Advisor”), to the effect that, as of the date of such opinion, 31 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Per Share Price to be received by the Unaffiliated Company Stockholders in the Merger is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and may not be relied upon by the Buyer Parties for any purpose). The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letters to Parent solely for informational purposes. (d) Anti-Takeover Laws. Assuming that the representation of the Buyer Parties set forth in Section 4.6 is true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger, this Agreement, the Support Agreements or the transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated by this Agreement. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Charter of the Bylaws is, or at the Effective Time will be, applicable to the shares of the Company Common Stock, the Merger or the other transactions contemplated by this Agreement. 3.4 Requisite Stockholder Approval. Except for (i) the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock beneficially owned, directly or indirectly, by the Unaffiliated Company Stockholders, (ii) the affirmative vote of the holders of a majority in voting power of the outstanding Company Common Stock, (iii) the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and (iv) the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, in each case, to adopt this Agreement (the requisite votes described in the preceding clauses (i), (ii), (iii) and (iv) together, the “Requisite Stockholder Approval”), no other vote of the holders of any class or series of Company Capital Stock is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger. 3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the transactions contemplated hereby, including the Merger do not (a) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries; (b) violate, conflict with, require consent of or notice to a counterparty, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The entry into the Support Agreements does not constitute a “Transfer” (as such term is defined in the Charter) of the shares of Company Common Stock subject thereto. 32 3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority or the Internet Corporation for Assigned Names and Numbers is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the transactions contemplated hereby, including the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and other Antitrust Laws; and (iv) such other Consents the failure of which to obtain have not had, and would not reasonably be expected to have a Company Material Adverse Effect. 3.7 Company Capitalization. (a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Class A Common Stock, (ii) 100,000,000 shares of Class B Common Stock, (iii) 1,000,000,000 shares of Class C Common Stock and (iv) 0 shares of Company Preferred Stock. As of 5:30 p.m., Eastern time, on May 9, 2024 (such time and date, the “Capitalization Date”), (A) 89,530,637 shares of Class A Common Stock were issued and outstanding; (B) 47,844,755 shares of Class B Common Stock were issued and outstanding; (C) no shares of Class C Common Stock were issued and outstanding; (D) 0 shares of Company Preferred Stock were issued and outstanding; (E) 0 shares of Class A Common Stock were held by the Company as treasury shares; (F) 0 shares of Class B Common Stock were held by the Company as treasury shares; and (G) no shares of Class C Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights and not subject to or issued in violation of any purchase option, call option, right of first refusal, or any similar right pursuant to any provision of applicable Law or any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound. None of the issued and outstanding shares of Company Common Stock have been issued in violation of any foreign, federal or state securities Laws. (b) Stock Reservation. As of the Capitalization Date, the Company has reserved 25,191,850 shares of Company Common Stock for issuance pursuant to the Company Equity Plans and 2,766,713 shares of Company Common Stock for issuance pursuant to the Company ESPP. As of the Capitalization Date, there were outstanding the following Company Equity Awards: (i) Company Options to acquire 697,402 shares of Company Common Stock having a weighted average exercise price of $2.89 per share, (ii) Company RSUs in respect of 11,970,323 shares of Company Common Stock, and (iii) Company PSUs in respect of 542,206 shares of Company Common Stock (assuming achievement of the target level of performance at the end of the applicable performance period). The Company has provided to Parent a complete and correct list, in all material respects, as of May 2, 2024, of all outstanding Company Equity Awards, including with respect to each such award, (A) the number of shares subject to such award (assuming, with respect to Company PSUs, achievement of the target level of performance), (B) the employee ID number for the holder of such Company Equity Award, (C) the grant date, (D) the expiration date,

33 (E) the vesting schedule, (F) the number of unvested and vested shares subject to each such award, and (G) the Company Equity Plan under which such award was granted (the “Company Equity Award Schedule”). No Offerings (as defined in the Company ESPP) are currently in effect under the Company ESPP. (c) Company Securities. Except as set forth in Section 3.7(a) or 3.7(b), or as set forth on the Company Equity Award Schedule, as of the Capitalization Date (or, with respect to Company Equity Awards, as of May 2, 2024), there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no issued, reserved for issuance or outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, calls, commitments, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for such shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any such option, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar Contracts to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) except as provided in the Charter or the Bylaws, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect. (d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. 3.8 Subsidiaries. (a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of stockholders or equity holders (other than any member of the Company Group) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is 34 presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company holds any equity interests in any Person other than the Subsidiaries set forth on Section 3.8(a) of the Company Disclosure Letter. (b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for directors’ qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement. 3.9 Company SEC Reports. Since January 1, 2022, the Company filed or furnished all forms, reports, schedules, statements, prospectuses, registration statements and other documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company has not been notified in writing that any Company SEC Report is the subject of ongoing SEC review. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. 3.10 Company Financial Statements; Internal Controls. (a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments and to any other adjustment described therein). 35 (b) Disclosure Controls and Procedures. The Company has established and maintains and enforces “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management, auditors and the audit committee of the Company Board as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023. (c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any material, written unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has, to the Knowledge of the Company, reported in writing credible evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the General Counsel, Chief Executive Officer or Chief Financial Officer of the Company. 3.11 No Undisclosed Liabilities. The Company Group has no liabilities other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in 36 the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger or in connection with obligations under existing Contracts or applicable Laws; (c) incurred in the ordinary course of business on or after December 31, 2023; (d) liabilities for performance of obligations under Contracts binding upon any member of the Company Group (other than resulting from a breach of contract, breach of warranty, tort, infringement, violation of or liability or obligation under applicable Law) made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business; or (e) that would not be material to the business of the Company Group, taken as a whole. 3.12 Absence of Certain Changes. Since January 1, 2024 through the date of this Agreement, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business; and (ii) there has not occurred a Company Material Adverse Effect. 3.13 Material Contracts. (a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as of the date of this Agreement, to or by which the Company Group is a party or is bound (other than any Employee Plans and Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a copy of each Material Contract has been made available to Parent. (b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, each of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any Material Contract has (i) exercised any termination rights with respect thereto, or (ii) given written notice of any material breach with respect to, or intent not to renew, any Material Contract, in the case of clauses (i) and (ii) except as has not had, individually or in the aggregate, a Company Material Adverse Effect. 3.14 Real Property. (a) Owned Real Property. The Company Group does not own any real property.

37 (b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses, sublicenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license, sublicense or other similar agreement together with all amendments, assignments, guarantees and other supplements thereto, a “Lease”). The Company has made available to Parent true, correct and complete (in all material respects) copies of all Leases. With respect to each Lease, and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; (iii) the Company or one of its Subsidiaries has a good and valid leasehold interest free and clear of all Liens (other than Permitted Liens) on the estate or interest created by such Lease; and (iv) neither the Company nor one of its Subsidiaries has subleased or otherwise granted to any Person the right to use or occupy the Leased Real Property or any portion thereof. 3.15 Intellectual Property. (a) Registered Intellectual Property. Section 3.15(a) of the Company Disclosure Letter sets forth a correct and complete (in all material respects) list as of the date of this Agreement of all Company Registered Intellectual Property. All material Company Registered Intellectual Property is subsisting, valid, and to the Knowledge of the Company, enforceable. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof there are no (and since January 1, 2021, there have not been any) Legal Proceedings pending or, to Knowledge of the Company, threatened against the Company Group, nor has the Company, as of the date hereof, received any written notice or complaint since January 1, 2021, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property (in each case, other than routine office actions and other proceedings in the course of filing and prosecution of Company Registered Intellectual Property). (b) IP Ownership. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group (i) solely owns and possesses all right title and interest in and to all Company Intellectual Property, free and clear of all Liens (except for Permitted Liens), and (ii) owns or otherwise possesses valid and adequate rights to use and, immediately after the consummation of the Merger, will continue to own or otherwise possess valid and adequate rights to use, all other Intellectual Property used in the business of the Company or any of its Subsidiaries as currently conducted, including any such use, marketing, distribution, licensing out, and offering as a service of any Software Product. No third party has any valid claim to any ownership right with respect to any material Company Intellectual Property. (c) Authors. To the Knowledge of the Company, all current and former consultants, advisors, employees and independent contractors who independently or jointly contributed to the reduction to practice, creation or development of any material Company 38 Intellectual Property (each, an “Author”), have assigned to a member of the Company Group all of such Authors’ right, title and interest in and to such Intellectual Property (or a member of the Company Group is the owner thereof by operation of law or otherwise). (d) No Infringement. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) no member of the Company Group is infringing, misappropriating, diluting or otherwise violating the Intellectual Property rights of any Person, (ii) since January 1, 2021, no member of the Company Group has received written notice from any third Person, and no Legal Proceeding has been brought by any third Person against any member of the Company Group, alleging that the operation of the business of the Company Group infringes, misappropriates, or otherwise violates the Intellectual Property of any third Person and (iii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting, or otherwise violating any material Company Intellectual Property. Since January 1, 2021, no member of the Company Group has made or asserted any written charge, complaint, claim, demand or notice against any third Person (or brought any Legal Proceeding against any third Person) claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property in any material respect. (e) Proprietary Information. Each member of the Company Group has taken reasonable steps and maintained reasonable practices designed to protect and preserve the confidentiality of all material confidential information and trade secrets of the Company Group, including any material confidential information provided by any third party to the Company Group under an obligation of confidentiality. There has been no breach of confidentiality obligations with respect to confidential information on the part of any member of the Company Group or, to the Knowledge of the Company, by any third party (in respect of confidential information of the Company Group), except where such breach has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (f) Open Source Software. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all terms and conditions of any license for Open Source Software that is contained in, incorporated into, lined or called by, distributed with, or otherwise used by the Company and its Subsidiaries. To the Company’s Knowledge, the Company and its Subsidiaries have not (i) incorporated Open Source Software, (ii) distributed Open Source Software, or (iii) used Open Source Software, in such a way that creates an obligation for the Company to (A) disclose, make available, offer or deliver any portion of the source code of any material Company Proprietary Software or component thereof (other than the applicable Open Source Software) to any third party, (B) license such material Company Proprietary Software (other than the applicable Open Source Software) for the purpose of making derivative works, or under terms that allow reverse engineering, reverse assembly, or disassembly, or (C) redistribute at no charge such material Company Proprietary Software, other than the applicable Open Source Software. (g) Company IT Systems. The Company Group has, in all material respects, implemented and maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities designed to (i) provide monitoring and alerting of material operational problems or issues with the Company IT Systems in the possession or 39 operational control of the Company Group, and (ii) in the event of a Company IT System Interruption, restore the Company IT Systems for use in the conduct of the Company’s business in all material respects within a commercially reasonable period of time. In the 24 months preceding the date of this Agreement, with respect to any of the Company IT Systems, there has not been any material failures, breakdowns, security breaches or other unauthorized access or use or other similar adverse events affecting any such Company IT Systems that have caused the material disruption or material interruption in or to the use of such Company IT Systems or the conduct of the Company Group’s business (each, a “Company IT System Interruption”), or that would require notification of individuals, law enforcement, or any Governmental Authority. The Company and its Subsidiaries, in all material respects, use commercially reasonable methods (including passwords) designed to ensure the correct identity of the users of its Software, and other databases, systems, networks and internet sites included in the Company IT Systems, and the correct identity of its customers, and to protect the security and integrity of transactions executed through its Software and Company IT Systems, in each case, as applicable and appropriate in respect of the nature of use of such Software and Company IT Systems. (h) Company Products. To the Knowledge of the Company, there are (i) no defects in any Company Products that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) neither the Company IT Systems nor the Software Products contain in any material respect any back door, drop dead device, time bomb, viruses, worms, Trojan horses, spyware, adware (in each case as such terms are commonly understood in the software industry) or similar disabling codes or malicious programs, or any other code designed or intended to have any of the following functions: disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed (collectively, “Malicious Code”). The Company Group has, in all material respects, implemented reasonable measures designed to prevent the introduction of Malicious Code into the Software Products and Company IT Systems (if within the control of the Company), including firewall protections and regular virus scans. (i) Source Code. The Company Group has maintained in confidence and not disclosed, delivered, licensed or otherwise made available any source code that embodies material Company Intellectual Property used by the Company Group in the development or maintenance of Company Products to any third Person (other than Persons working with or on behalf of the Company and subject to reasonable confidentiality obligations). No member of the Company Group has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or otherwise make available such source code to any escrow agent or other third Person (other than Persons working with or on behalf of the Company and subject to reasonable confidentiality obligations). As of the date hereof, no event has occurred, and to the Knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license, or disclosure of such source code currently in use by any member of the Company Group to any third Person who is not, as of the date of this Agreement, an employee of a member of the Company Group (or otherwise working with or on behalf of the Company and subject to reasonable confidentiality obligations). 3.16 Data Security and Privacy. The Company Group and, to the Knowledge of the Company and solely with respect to the Processing of Personal Information jointly with, for, or on 40 behalf of the Company Group, all Data Partners are, and since January 1, 2021, have been, in compliance with all Data Security Requirements in all material respects. Since January 1, 2021, the Company Group has implemented, maintained and complied in all material respects with technical, physical, and organizational measures appropriately designed to protect (a) the confidentiality, availability, integrity and security of the Company IT Systems that are involved in the Processing of Personal Information, in the conduct of the business of the Company Group; and (b) Personal Information Processed by or on behalf of any member of the Company Group against a Specified Data Breach. Neither the Company Group nor, to the Knowledge of the Company and solely with respect to the Processing of Personal Information jointly with, for, or on behalf of the Company Group, any of its Data Partners has, as of the date hereof, since three (3) years prior to the date of this Agreement, (i) received any written complaints, claims, or notices from any Governmental Authority or other Person, or been notified that it is the subject of any investigation or enforcement action by any Governmental Authority; or (ii) notified or been required to notify any customer, consumer, employee, Governmental Authority, or other Person, in each case, in relation to any material Specified Data Breaches or alleged or actual material violation of any Data Security Requirements. Since three (3) years prior to the date of this Agreement, no fines or other penalties have been imposed on, or written claims for compensation have been received by, any member of the Company Group, for violation of any Data Security Requirement or in connection with any Specified Data Breach. The Company Group has not since three (3) years prior to the date of this Agreement, (1) experienced any material Specified Data Breaches; or (2) been involved in any Legal Proceedings related to any violation of any Data Security Requirements by the Company Group or any Specified Data Breaches. The Company Group, in all material respects, maintains insurance coverage containing policy terms and limits that are reasonably appropriate to the risk of the Company Group’s liability relating to any Specified Data Breach, unauthorized Processing of Personal Information, or violation of the Data Security Requirements, and since three (3) years prior to the date of this Agreement, no claims have been made under such insurance policy(ies). 3.17 Tax Matters. (a) Each of the Company and the Company’s Subsidiaries has (i) duly and timely filed (or caused to be filed) with the appropriate Governmental Authorities all material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects; and (ii) paid all material Taxes required to be paid by it, except for those being contested in good faith and for which adequate reserves have been established in the consolidated financial statements of the Company Group filed with the Company SEC Reports; (b) There are no outstanding waivers or extensions regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns of the Company or any Company Subsidiary that has not since expired; (c) All material Taxes that the Company and the Company’s Subsidiaries are (or were) required by Law to withhold or collect have been duly withheld or collected, and have been paid over to the appropriate Governmental Authority, and the Company and the Company’s Subsidiaries have complied with all material reporting requirements related thereto.

41 (d) No audits, claims, proceedings or other examinations with respect to material Taxes of the Company or any Company Subsidiary are pending or threatened in writing; (e) To the Knowledge of the Company, no written claim has ever been made by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary, as applicable, is or may be subject to taxation by, or required to file Tax Returns with respect to Taxes in, that jurisdiction (except for any jurisdiction in which the Company intends to register and has established adequate reserves in the consolidated financial statements filed with the Company SEC Reports for unpaid Taxes with respect to such jurisdiction). (f) In the three (3) years prior to the date hereof, neither the Company nor any Company Subsidiary (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for under Section 355 of the Code. (g) Neither the Company nor any Company Subsidiary has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2) (or any similar provision under state, local or non-U.S. Law); (h) Neither the Company nor any Company Subsidiary is required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) a “closing agreement” as described in Section 7121 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. income Tax Law) entered into prior to the Closing; (B) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code with respect to transactions entered into prior to the Closing; (C) change in method of Tax accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (D) installment sale or open transaction disposition made prior to the Closing; or (E) prepaid amount received or deferred revenue accrued prior to the Closing. (i) Neither the Company nor any Company Subsidiary has made an election under Section 965(h) of the Code. (j) Neither the Company nor any Company Subsidiary (i) is or has been a resident for Tax purposes in a country outside of its country of organization or (ii) has, or has ever had, a permanent establishment in any country outside of its country of organization that, to the Knowledge of the Company, would result in a material Tax liability; (k) Neither the Company nor any Company Subsidiary (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation, reimbursement or indemnification agreement or obligation, other than any such agreement or obligation solely between and among members of the Company Group, or a commercial agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) is or has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company 42 Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non- U.S. Law) as a transferee or successor, or otherwise by operation of law; and (l) There are no Liens (other than Permitted Liens) for Taxes on any asset of the Company or any Company Subsidiary. 3.18 Employee Plans. (a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” means (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, natural person consultant or other service, bonus, stock option, stock purchase or other equity- based, post-employment welfare benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation, fringe, welfare or other benefit or compensation plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing), (x) in each case, that are sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; or (y) otherwise, under or with respect to which the Company Group has any obligation or liability (whether fixed or contingent); provided, however, that Employee Plan shall not include any plan, program or arrangement sponsored by a Governmental Authority. With respect to each material Employee Plan (other than any statutory plan or obligation with which any member of the Company Group is required to comply (including, in each case, any social security regime or mandatory statutory severance regime)), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan and trust documents (and all amendments thereto) and the most recent summary plan descriptions (and all summaries of material modifications); (D) the most recently completed compliance testing results; and (E) any non-routine correspondence with any Governmental Authority during the past three (3) years. (b) No member of the Company Group nor any other corporation or trade or business (whether or not incorporated) that would at any relevant time be treated as a single employer with any member of the Company Group pursuant to Section 414 of the Code has, in the last six years, maintained, sponsored, contributed to or has or had any liability (contingent or otherwise), or been required to contribute to or currently maintains, sponsors or participates in, contributes to or is required to contribute to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), including by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code. 43 (c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan has been established, maintained, funded and administered, in form and operation, in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority; (ii) there are no claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure; and (iii) all contributions required to be made to any Employee Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Plan, for any period in the prior three (3) years through the date hereof, have been timely made. No Employee Plan provides, and no member of the Company Group has any current obligation to provide for post-employment, post-ownership, post- service or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar state law. (d) Each Employee Plan that is or was intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or may rely on an opinion letter for a pre-approved plan document from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status. (e) Except as provided in Section 2.8 or expressly provided in this Agreement, none of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event, (i) result in, or accelerate the time of payment, or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan to any current or former employee, director, consultant or independent contractor of any member of the Company Group; (ii) increase any compensation or benefits otherwise payable to any current or former employee, director, consultant or independent contractor of any member of the Company Group; (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits under any Employee Plan or otherwise; (iv) result in or entitle any current or former employee, director, consultant or independent contractor of any member of the Company Group to any loan forgiveness; (v) create any limitation or restriction on the right of any member of the Company Group to merge, amend or terminate any Employee Plan; (vi) result in any obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Employee Plan or (vii) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the payment of an excise tax by any Person under Section 4999 of the Code. (f) Each Employee Plan that is a nonqualified deferred compensation plan within the meaning of and that is subject to Section 409A of the Code has been documented, maintained, operated and administered in all material respects in compliance with Section 409A of the Code and applicable guidance thereunder. 44 (g) No member of the Company Group is a party to nor has any obligation under any Employee Plan or otherwise to compensate any Person for Taxes pursuant to Section 4999 of the Code or Section 409A of the Code. (h) Except as would not, individually or in the aggregate, reasonably be excepted to constitute a Company Material Adverse Effect, each Employee Plan, if any, which is maintained outside of the United States (a “Foreign Employee Plan”) (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Foreign Employee Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as set forth on Section 3.18(h) of the Company Disclosure Letter or as required by Law (including any statutory plan or obligation with which any member of the Company Group is required to comply), no Foreign Employee Plan is a defined benefit pension, jubilee, gratuity or similar plan or arrangement that would result in material liability to the Company or any of its Subsidiaries. 3.19 Labor Matters. (a) Census. The Company has provided a complete and accurate list of all employees of the Company Group as of the date of this Agreement, by (i) primary work location, (ii) the entity that employs them, (iii) job title, (iv) status as exempt or non-exempt under applicable wage and hour Laws, (v) whether paid on an hourly, salary or other basis, (vi) the amount of their hourly, base salary or other pay, and (vii) if eligible for commissions, incentive pay or other non- discretionary compensation. (b) Union Activities. The Company Group is not or has not been a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract with any labor union, works council or other labor organization or employee representative (“Labor Union” and each such Contract, a “Collective Bargaining Agreement”), and no employees of the Company Group are represented by a Labor Union with respect to their employment with the Company Group. As of the date of this Agreement, to the Knowledge of the Company, there are no pending or threatened activities or proceedings of any Labor Union or group of employees to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the three years prior to the date of this Agreement. No Collective Bargaining Agreement is being negotiated by the Company Group. As of the date of this Agreement, there is no material unfair labor practice charge, material labor grievance, material labor arbitration, strike, lockout, slowdown, work stoppage, picketing, handbilling or other material labor dispute against or affecting the Company Group pending or, to the Knowledge of the Company, threatened, and no such labor dispute has occurred within the three years prior to the date of this Agreement. (c) Wage and Hour and Legal Compliance. As of the date of this Agreement, the Company Group is in compliance, and for the three years prior to the date of this Agreement, the Company Group has complied, in all material respects with applicable Laws and orders with respect to labor and employment (including applicable Laws regarding wage and hour, immigration (including the completion of Forms I-9 for all U.S. employees and the proper

45 confirmation of employee visas), classification of employees as exempt from the overtime requirements of applicable wage and hour Laws, classification of independent contractors as such, discrimination, harassment and retaliation, whistleblowing, disability rights or benefits, equal opportunity, restrictive covenants, pay transparency, plant closures and layoffs (including the WARN), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, affirmative action, unemployment insurance, employee health and safety and collective bargaining). (d) Sexual Harassment. The Company Group has investigated all sexual harassment, or other material discrimination or material retaliation allegations of which any of them has Knowledge during the three years prior to the date of this Agreement. With respect to each such allegation that the Company Group determined in its reasonable discretion to have merit, the Company Group has taken corrective action that is reasonably calculated to prevent further improper action. No such allegation of sexual or discriminatory harassment would reasonably be expected to result in any material loss, taken as a whole, to the Company Group and, to the Knowledge of the Company, no such allegations have been made that, if known to the public, would reasonably be expected to bring the Company Group into material disrepute. (e) Terminations. To the Knowledge of the Company, no current officer or employee with annualized compensation at or above $400,000 intends to terminate his or her employment with the Company Group prior to the one-year anniversary of the Closing. (f) Restrictive Covenants. To the Knowledge of the Company, as of the date of this Agreement, no current or former employee or independent contractor of the Company Group is in violation of any material term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation (i) owed to the Company Group; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company Group. 3.20 Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, accreditations, registrations, certifications, qualifications, exemptions and approvals from Governmental Authorities that are required for the operation of the business of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no termination, suspension, modification, revocation or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each Permit is valid and in full force and effect. 3.21 Compliance with Laws. The Company and each of its Subsidiaries is, and since January 1, 2021, has been, in compliance in all material respects with all laws and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group. 46 3.22 Legal Proceedings; Orders. (a) No Legal Proceedings. As of the date of this Agreement, there are no, and since January 1, 2021, there have not been any, Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or, as of the date of this Agreement, against any present or former officer or director of the Company Group in such individual’s capacity as such, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) No Orders. None of the Company Group is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement. 3.23 Sanctions and Trade Controls; AML Laws. (a) The Company and each of its Subsidiaries has, within the last five years: (i) complied with applicable Trade Control Laws and Sanctions and AML Laws in all material respects; (ii) maintained in place and implemented controls to comply with applicable Trade Control Laws and Sanctions; (iii) not knowingly engaged in a prohibited transaction or dealing, direct or indirect, with or involving a Sanctioned Country or Sanctioned Person and (iv) not been, to the Knowledge of the Company, the subject of or otherwise involved in an investigation or enforcement action by any Governmental Authority or other legal proceeding with respect to any actual or alleged violations of Trade Control Laws or Sanctions, and has not been notified of any such pending or threatened actions. (b) Neither the Company nor any of its Subsidiaries, nor any of its or their respective directors, offices, or to the Knowledge of the Company, employes, or agents, is: (i) a Sanctioned Person; (ii) subject to debarment or any list-based designation under any Trade Control Law; or (iii) engaged in transactions, dealings, or activities that are reasonably expected to cause such Person to become a Sanctioned Person. 3.24 Insurance. As of the date hereof, the Company Group has insurance policies covering the Company Group and employees, properties and assets. As of the date hereof, all such insurance policies are in full force and effect, and no written notice of cancellation has been received with respect to any such insurance policy. 3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or transactions between the Company Group, on the one hand, and any Affiliate thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Reports filed prior to the date of this Agreement. 3.26 Brokers. Except for the Special Committee Advisor and the Company Financial Advisor (as defined below), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group 47 who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger. The Company has made available to Parent a full, complete and unredacted copy of each of (i) the engagement letter relating to the Merger between the Company and its Subsidiaries, on the one hand, and J.P. Morgan Securities LLC (the “Company Financial Advisor”), on the other hand and (ii) the engagement letter relating to the Merger between the Company and the Special Committee, on the one hand, and Centerview Partners LLC, on the other hand, each of which provides for a fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby (including the Merger). 3.27 CFIUS. The Company Group does not (i) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215; (ii) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment “critical infrastructure”; or (iii) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore, in turn, the Company Group is not “TID U.S. business” within the meaning of 31 C.F.R. § 800.248. 3.28 No Other Representations and Warranties. (a) The Company, on behalf of itself and each member of the Company Group, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, no Buyer Party (or any other Person) makes, has made, or shall be deemed to have made, any representation or warranty relating to the Buyer Parties, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger. (b) The Company, on behalf of itself and each member of the Company Group, acknowledges and agrees that it is not acting (including, as applicable, by entering into this Agreement) in reliance on any (i) representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article IV or (ii) the accuracy or completeness of any other materials or information. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES Except as set forth in the disclosure letter delivered by the Buyer Parties on the date of this Agreement (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company as follows: 4.1 Organization; Good Standing. (a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent to fully perform its covenants and obligations pursuant to this Agreement. 48 (b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Merger Sub to fully perform its covenants and obligations pursuant to this Agreement. (c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the Organizational Documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its Organizational Documents. 4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement and all of the documents and agreements contemplated hereby; (b) perform its covenants and obligations hereunder; and (c) subject to receipt of the Merger Sub Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and, subject to receipt of the Merger Sub Stockholder Approval, the consummation of the Merger have been duly authorized and approved by all necessary actions on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger except for the receipt of the Merger Sub Stockholder Approval. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations. 4.3 Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. 4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer

49 Party of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and other Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. 4.5 Legal Proceedings; Orders. (a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. (b) No Orders. As of the date of this Agreement, no Buyer Party is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. 4.6 Ownership of Company Capital Stock. None of the Buyer Parties or the Equity Investors is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company at any time during the past three years prior to the date of this Agreement. 4.7 Brokers. Except as set forth on Section 4.7 of the Parent Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company or its Subsidiaries in connection with the Merger. 4.8 Operations of the Buyer Parties. The authorized capital stock of which one (1) share is of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, validly issued and outstanding. Each Buyer Party has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Commitments or any agreements or arrangements entered into in connection with the Financing, the Fee Funding Agreement and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens (other than Liens arising under applicable securities Laws). 4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger. 50 4.10 Fee Funding Agreement. Concurrently with the execution of this Agreement, the FFA Investors have delivered to the Company a duly executed Fee Funding Agreement. The Fee Funding Agreement is in full force and effect and constitutes a legal, valid and binding obligation of the FFA Investors, enforceable against the FFA Investors in accordance with its terms, subject to the Enforceability Limitations. There is no default or breach under the Fee Funding Agreement by the FFA Investors, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the FFA Investors pursuant to the Fee Funding Agreement. 4.11 Financing. (a) Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copies of (x) the fully executed Equity Commitment Letter, dated as of the date of this Agreement, pursuant to which the Equity Investors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of consummating the Merger (such financing, the “Equity Financing”) and (y) the fully executed debt commitment letter, dated as of the date of this Agreement, from the Financing Sources party thereto (together with all annexes, exhibits, schedules and other attachments thereto and as amended or modified from time to time in accordance with its terms and to the extent permitted by Section 6.5, the “Debt Commitment Letter”) and the fully executed fee letters referred to therein associated therewith (which fee letters may be redacted with respect to the fee amounts, pricing terms, pricing caps and other economic terms (including those set forth in specific “market flex” provisions) in a customary manner that does not conceal any term that could have the effect of any Prohibited Modification) (such Debt Commitment Letter and each such fee letter, collectively, the “Debt Financing Commitment” and, together with the Equity Commitment Letter, the “Financing Commitments”), pursuant to which, the Financing Sources party thereto have committed, on the terms and subject to the conditions set forth therein, to provide Parent with debt financing in the amounts specified therein for the purpose of financing the Merger and the other transactions contemplated hereby and the related fees and expenses (such financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Equity Commitment Letter provides that (i) the Company is an express third-party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b). (b) Validity; No Amendments. Each of the Financing Commitments is in full force and effect and constitutes the legal, valid and binding obligations of Parent and the Equity Investors, as applicable, and, to the knowledge of Parent, each of the other parties thereto, and is enforceable against Parent and the Equity Investors, as applicable, in accordance with its terms, subject to the Enforceability Limitations. As of the date of this Agreement, (i) the Financing Commitments and the terms thereof have not been amended or modified in any respect; (ii) no such amendment or modification is contemplated other than an amendment or modification solely to join additional Financing Sources thereto; (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect; and (iv) no Buyer Party has any reason to believe that any Financing Source or Equity Investor intends to withdraw, terminate or rescind any commitment in respect of the Financing. As of the date of this Agreement, there are no other Contracts, agreements, side letters, arrangements or understandings (written or oral) relating to the Financing, other than as expressly set forth in the Financing Commitments. 51 (c) Sufficiency of Financing. Assuming the Reinvestment Stockholders perform their obligations under the Support Agreements, the net proceeds of the Financing, when funded in accordance with the Financing Commitments, will be sufficient for the satisfaction of all of the Buyer Parties’ obligations under this Agreement and, in the aggregate, shall provide for, at the Closing, funds sufficient in amount for the Buyer Parties to (i) make the payment of all amounts pursuant to Article II in connection with consummation of the Merger; (ii) pay all amounts in connection with the refinancing or repayment of any outstanding Indebtedness pursuant to the Payoff Letters; (iii) pay all fees and expenses required to be paid at or in connection with the Closing by the Buyer Parties and the Surviving Corporation in connection with the transactions contemplated hereby and the Financing; and (iv) satisfy all other payment obligations of the Buyer Parties contemplated hereunder and under the Financing Commitments required to be made at or in connection with the Closing (the amount contemplated by (i) through (iv), the “Required Amount”). No Buyer Party’s obligation (or those of any of its Affiliates) to consummate the Merger or any of the other transactions contemplated by this Agreement are in any way contingent upon or otherwise subject to any Buyer Party’s (or any Affiliate’s) consummation of any financing arrangements, any Buyer Party’s obtaining (or any of the Buyer Party’s Affiliates obtaining) of any financing or the availability, grant, provision or extension of any financing to any Buyer Party (or to any of the Buyer Party’s Affiliates). (d) Conditions. Other than as expressly set forth in the Financing Commitments, there are no conditions precedent related to the funding of the full proceeds of the Financing. As of the date of this Agreement, the Buyer Parties have no reason to believe that any event has occurred and no circumstance exists that, with notice or lapse of time or both, would, or would reasonably be expected to, (i) constitute or result in a default or breach on the part of Parent or the Equity Investors, as applicable, pursuant to any Financing Commitment, (ii) make any of the assumptions or any of the statements or representations of Parent or, to the knowledge of Parent, any other party thereto set forth in the Financing Commitments inaccurate in any material respect, (iii) result in any of the conditions in the Financing Commitments not being satisfied on a timely basis, or (iv) otherwise result in any portion of the Financing not being available in accordance with the terms of the Financing Commitments. As of the date of this Agreement, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing required to be satisfied by it. As of the date of this Agreement, and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that any of the conditions to the Financing and contemplated by the Financing Commitments will not be satisfied on a timely basis or that the Financing will not be made fully available to Parent at or prior to the Closing. Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of this representation and warranty will not result in the failure of a condition precedent to the Company’s obligations under this Agreement, if (notwithstanding the breach) the Parent is willing and able (including that Parent has or will have sufficient funds to pay the Required Amount at Closing) to consummate the Merger at Closing. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, all commitment fees or other fees, expenses or deposits in connection with the Financing that are due and payable on or prior to the date of this Agreement. (e) No Exclusive Arrangements. None of the Equity Investors, Parent or any of their respective Affiliates has entered into any Contract, arrangement or understanding, directly or indirectly, prohibiting or seeking to prohibit any bank, investment bank or other potential provider 52 of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case, in connection with the Merger or any similar transaction relating to the Company Group. 4.12 Stockholder and Management Arrangements. Except for the Support Agreements and as set forth on Section 4.12 of the Parent Disclosure Letter, as of the date of this Agreement, none of the Equity Investors, the Buyer Parties or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any binding arrangements with any stockholder (other than any existing limited partner of the Equity Investors or any of their respective Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such holder of Company Capital Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (ii) such stockholder, director, officer, employee or other Affiliate of the Company Group other than the Equity Investors has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger. None of the Equity Investors, the Buyer Parties or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any arrangements with any stockholder, director, officer, employee or other Affiliate of the Company Group pursuant to which any holder of Company Capital Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock. 4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the funding of the full amount of the Financing and the payment of all amounts due and payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), assuming (a) the accuracy of the representations and warranties set forth in Article III (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein), (b) the compliance by the Company and its Subsidiaries with the covenants set forth in Section 5.1 and Section 5.2, (c) the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2 and (d) the Reinvestment Stockholders perform their obligations under the Support Agreements, (i) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (A) the value of all liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis); and (B) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts as such debts become absolute and matured, taking into account refinancing alternatives; (ii) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or are proposed to be engaged immediately following the Effective Time; and (iii) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their debts as they mature, taking into account refinancing alternatives. 4.14 Parent and Merger Sub Information. The information supplied or to be supplied by the Buyer Parties for inclusion in the Proxy Statement will not, at the time the Proxy Statement is

53 first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. 4.15 Exclusivity of Representations and Warranties. (a) No Other Representations and Warranties. Except as contemplated by the representations and warranties expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 7.2(c), each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 7.2(c): (i) neither the Company nor any of its Subsidiaries (or any other Person) makes, has made, or shall be deemed to have made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger; (ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and (iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements). (b) No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: (i) any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article III; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf 54 of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. ARTICLE V INTERIM OPERATIONS OF THE COMPANY 5.1 Affirmative Obligations. Except (a) as set forth in Section 5.1 of the Company Disclosure Letter, (b) as expressly required by this Agreement or required by applicable Law or order or (c) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable Law; (ii) use its respective commercially reasonable efforts to conduct its business and operations in the ordinary course of business in all material respects; and (iii) use its respective commercially reasonable efforts to (A) preserve intact its material assets, properties, Contracts or other material legally binding understanding, licenses and business organizations; and (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with material customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations. 5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly required by the terms of this Agreement or required by applicable Law or order, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to: (a) amend the Charter, the Bylaws, or any other similar organizational documents; (b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (c) issue, sell, encumber, deliver, grant options or rights to purchase or receive, pledge, dispose of or deliver or agree or commit to issue, sell or deliver any Company Securities, except upon the exercise or settlement of, Company Options, Company RSUs or Company PSUs, in each case, outstanding as of the date of this Agreement; 55 (d) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its or its Subsidiaries’ capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Options; (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the settlement of Company RSUs or Company PSUs; and (iii) the acquisition by the Company of Company Options, Company RSUs and Company PSUs in connection with the forfeiture of such awards, in each case, in accordance with their terms as of the date of this Agreement; (e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company, or one of the Company’s other wholly owned Subsidiaries; or (ii) pledge or encumber any shares of its capital stock or other equity or voting interests; (f) (i) incur or assume any Indebtedness (including any long-term or short-term debt) or issue any debt securities in excess of $5,000,000, except for (A) trade payables, obligations pursuant to business credit cards and liabilities pursuant to or in connection with letters of credit or bank’s acceptances or similar items, in each case, incurred in the ordinary course of business; (B) Indebtedness under the Company Credit Agreement incurred in the ordinary course of business in an amount up to $5,000,000; and (C) intercompany loans or advances between or among the Company and its direct or indirect wholly owned Subsidiaries; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except solely with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company; (g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or incur any Lien thereupon (other than Permitted Liens), other than in in the ordinary course of business or in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent; (h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for business-related travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; and (iii) loans, advances or other extensions of credit or capital contributions to, or investments in, any direct or indirect wholly owned Subsidiaries of the Company; (i) lease, sublease, license, sublicense, sell, transfer, assign, pledge, encumber, abandon, allow to lapse or otherwise dispose of any (i) Company Intellectual Property material to the business of the Company Group, or (ii) assets, other than (A) the sale, lease or licensing of 56 Company Products in the ordinary course of business; (B) granting non-exclusive licenses of Company Intellectual Property in the ordinary course of business; (C) pursuant to financing transactions permitted by Section 5.2(f) or consented to by Parent; (D) any capital expenditures permitted by (or consented to by Parent under) Section 5.2(n); and (E) the lapse, abandonment or other disposition of Company Intellectual Property that, in the Company Group’s reasonable business judgment, is not used or useful in the business of the Company Group in any material respect; (j) except as otherwise required under the terms of any Employee Plan or as may be required by applicable Law, (i) enter into, adopt, amend or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute an Employee Plan if in effect on the date of this Agreement; (ii) increase or promise to increase the compensation of any director, officer, employee, independent contractor or other individual service provider of the Company Group, grant or pay any special bonus to any director, officer, employee, independent contractor or other individual service provider of the Company Group; or (iii) grant or promise to grant any change in control payments, severance payments or similar payments or any retention payments or similar payments to, or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any officer, employee, director, independent contractor or other individual service provider of the Company Group; (k) hire, promote, demote (other than for cause) or terminate (other than for cause) any employee of the Company Group whose annual base salary is $500,000 or greater; (l) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (i) reflected or reserved against in the Audited Company Balance Sheet; (ii) for solely monetary payments of, net of insurance recovery, no more than $1,000,000 in the aggregate and that does not involve any admission of wrongdoing; or (iii) settled in compliance with Section 6.15; (m) except as required by applicable Law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (ii) make any change in any of its accounting principles or practices; (n) (i) make, change or revoke any material Tax election except in the ordinary course of business; (ii) settle or compromise any material Tax audit, claim or assessment or surrender any right to claim a material Tax refund; (iii) adopt or change any annual Tax accounting period or material Tax accounting method (other than as may be required by applicable Law); (iv) consent to any extension or waiver of the limitation period applicable to a material amount of Taxes (other than any automatic extensions); (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law); or (vi) file any amended material Tax Return; (o) incur or commit to incur any capital expenditure(s) other than consistent with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter;

57 (p) enter into, modify, amend, allow to lapse, assign, waive any right or claim under or terminate any (i) Contracts (other than any Material Contract) that if so entered into, modified, amended or terminated would, individually or in the aggregate, have a Company Material Adverse Effect; or (ii) Material Contract or any Contract that would have been a Material Contract if such Contract was in existence as of the date of this Agreement, except in the ordinary course of business; provided that any repayment or other modification of Indebtedness in accordance with, or any action necessary to satisfy the requirements of, Section 6.20, shall, in each case, be deemed not to violate Section 5.2; (q) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respect; (r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404, except as permitted under Section 5.2(j); (s) effectuate any action that would trigger notice obligations under WARN; (t) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; (u) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person); (v) acquire any real property; (w) (i) enter into, negotiate, materially modify or terminate any Collective Bargaining Agreement; or (ii) voluntarily recognize or certify any labor union, works council or other labor organization, or group of employees, as the bargaining representative for any employees of the Company Group; (x) knowingly waive the restrictive covenant obligations of any officer or employee of the Company or any of its Subsidiaries; or (y) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2. 5.3 No Solicitation. (a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), during the period commencing on the date of this Agreement (the “No-Shop Period Start Date”) and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries, directors, officers and employees to, and will use its reasonable best efforts to cause its consultants, agents, 58 representatives and advisors (collectively with its Subsidiaries, officers, directors and employees, “Representatives”) to promptly (w) cease and cause to be terminated any solicitations, facilitation, discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives and Financing Sources) and such Person’s Representatives and financing sources in connection with any Acquisition Proposal or any other proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Acquisition Proposal, (x) request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into, in connection with its consideration of an Acquisition Transaction or Acquisition Proposal or furnished to such Person’s Representatives or financing sources, (y) cease providing any further information with respect to the Company Group or any Acquisition Proposal to any such Person or its Representatives or financing sources and (z) terminate all access granted to any such Person and its Representatives or financing sources to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will cause its Subsidiaries, officers, directors and employees not to, and will use its reasonable best efforts to cause all of its other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent, Merger Sub and their Representatives and Financing Sources) any non-public information relating to the Company Group or afford to any Person (other than Parent, Merger Sub, and their Representatives and Financing Sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to, or as would reasonably be expected to, solicit or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives and Financing Sources) in a manner to induce, encourage or facilitate an Acquisition Proposal (except, in each case, to notify such Person that the provisions of this Section 5.3(a) prohibit any such discussions or negotiations); (iv) approve, endorse or recommend any proposal that constitutes an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement permitted by Section 5.3(b) (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will, if requested, be permitted to waive, any provision of any standstill or confidentiality agreement to permit such Person to make an Acquisition Proposal privately and confidentially to the Special Committee, in each case, solely to the extent that the Special Committee has determined in good faith (after consultation with its outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law. 59 (b) Superior Proposals. Notwithstanding anything to contrary set forth in Section 5.3(a) but subject to the other limitations in this Section 5.3, at any time from the No-Shop Period Start Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Special Committee may, directly or indirectly through one or more of their Representatives (including the Special Committee Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group solely pursuant to, and only following execution of, an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement if and solely to the extent that (i) such Acquisition Proposal did not result from a breach of Section 5.3, (ii) prior to taking such action, the Special Committee must have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (iii) prior to taking such action, the Special Committee must have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; and provided further, that the Company will promptly (and in any event within twenty-four (24) hours thereafter) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent. (c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof, including the Special Committee): (i) (A) fail to make, withhold, withdraw, amend, qualify or modify, or resolve to or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or submit any Acquisition Proposal to a vote of the Company Stockholders; (C) fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion other than pursuant to clause (D)); (D) make any recommendation or public statement in connection with a tender or exchange offer or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation reasonably promptly after the launch of a tender or exchange offer or public disclosure of an Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof, including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Recommendation Change); or (E) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); provided, however, that none of (1) the 60 private determination by the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to Parent of any notice in compliance with Section 5.3(d) will, in and of itself, constitute a Recommendation Change; or (ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement. (d) Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval: (i) other than in connection with a bona fide Acquisition Proposal, the Company Board, upon the recommendation of the Special Committee, or the Special Committee, may effect a Recommendation Change pursuant to clause (A), (C) or (E) of Section 5.3(c)(i) only in response to any positive material event or development or material change in circumstances with respect to the Company (A) that was not known to, or reasonably foreseeable by, the Special Committee or the Company Board as of the date of this Agreement and (B) that does not relate to (a) any Acquisition Proposal or any matter related thereto or consequence thereof or (b) the fact, in and of itself, that the Company meets or exceeds any internal or published or third-party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company or any of its Subsidiaries (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, development or change, an “Intervening Event”), if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if: (1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board, upon the recommendation of the Special Committee, or the Special Committee has (A) so determined; and (B) resolved to effect a Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail, material information with respect to such Intervening Event and a description of the Special Committee’s rationale for such action; and (2) prior to effecting such Recommendation Change, (A) the Company and its Representatives, during such four (4) Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement that would permit the Special Committee to avoid a determination that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law and (B) the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee concludes in good faith (after taking into account any revisions to

61 the terms and conditions of this Agreement proposed by Parent) that failing to make a Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law; or (ii) if the Company has received a bona fide Acquisition Proposal (that did not result from a breach of this Section 5.3) after the No-Shop Period Start Date, that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board, upon the recommendation of the Special Committee, or the Special Committee may (A) effect a Recommendation Change pursuant to clause (A), (C), (D) or (E) of Section 5.3(c)(i) with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if: (1) the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law; (2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal; (3) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board, upon the recommendation of the Special Committee, or the Special Committee has (A) received a bona fide Acquisition Proposal that did not result from a breach of this Section 5.3 and has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Recommendation Change pursuant to clause (A), (C), (D) or (E) of Section 5.3(c)(i) or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will include the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all agreements and other relevant documents (including, among others, all financing commitments) relating to such Acquisition Proposal; (ii) prior to effecting such Recommendation Change pursuant to clause (A), (C), (D) or (E) of Section 5.3(c)(i) or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement that would permit the Special Committee to determine that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions, including any revision or amendment to the financial terms, updates or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be two Business Days); and (iii) at the end of the applicable Notice Period, the Company Board, upon the recommendation of the Special Committee, or the Special Committee concludes in good 62 faith (after taking into account any revisions to the terms and conditions of this Agreement proposed by Parent and after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal remains a Superior Proposal and the Special Committee reaffirms its determination described in clause (1) above; and (4) solely in the event of any termination of this Agreement in order to cause or permit the Company Group substantially concurrently to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal under sub- clause (2) of this Section 5.3(d)(ii), the Company will have validly terminated this Agreement in accordance with Section 8.1(i), including with respect to complying with its obligation to pay the Company Termination Fee in accordance with Section 8.3(b). (e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (within twenty-four (24) hours) notify Parent in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals; (ii) a summary of the material terms and conditions of such offers or proposals; and (iii) unredacted copies of any written materials relating to such Acquisition Proposal (including materials provided by the Company in response thereto). Thereafter, the Company must keep Parent reasonably informed, on a prompt (within twenty-four (24) hours) basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any related substantive developments, changes, discussions or negotiations, including by providing an unredacted copy of all additional written documentation relating thereto. The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 5.3. (f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof, including the Special Committee) from (i) taking and disclosing to the Company Stockholders, to the extent required by applicable Law or the rules of the New York Stock Exchange, a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof, including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof, including the Special Committee) determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law or the rules of the New York Stock Exchange, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof, including the Special Committee) 63 pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof, including the Special Committee) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof, including the Special Committee) to effect a Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof, including the Special Committee), to the extent required by Law, that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, and the material terms of such Acquisition Proposal will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Recommendation Change, in each case if the statement reaffirms the Company Board Recommendation and Special Committee Recommendation or states that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal. ARTICLE VI ADDITIONAL COVENANTS 6.1 Required Action and Forbearance; Efforts. (a) Reasonable Best Efforts. Upon the terms and subject to the conditions and limitations set forth in this Agreement, the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger, including by: (i) subject to Section 6.2 with respect to Antitrust Laws, (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger; (ii) to the extent required by Parent, obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and (iii) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger. 64 (b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Buyer Parties nor the Company Group will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including a guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party other than as required by Section 6.2, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract. 6.2 Filings. (a) Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub, on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, to the extent required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of this Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or reasonably requested by the Governmental Authorities; and (D) take reasonable best efforts to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and, in any event, prior to the Termination Date. If any Party or any controlled Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Antitrust Laws, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. (b) Avoidance of Impediments. Parent agrees to promptly take (and to cause its controlled Affiliates to take) steps necessary to avoid or eliminate each and every impediment, obtain all consents and make all filings under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as practicable, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses of the Company as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement as promptly as practicable. Further, Parent will, and will cause its controlled Affiliates to, take any and all actions necessary in order to ensure that (x) no requirement for any non-action by or Consent or approval of any foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any Antitrust Laws,

65 and (z) no other matter relating to any Antitrust Laws would preclude consummation of the Merger by the Termination Date. (c) Cooperation. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority, and (iv) supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. (d) Other Actions. Parent and Merger Sub shall not, and shall cause each of their controlled Affiliates not to, enter into or consummate any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, prevent or delay the consummation of the Merger, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increasing the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise. 6.3 Proxy Statement; Schedule 13e-3 and Other Required SEC Filings. (a) Proxy Statement and Schedule 13e-3. As promptly as practicable following the date of this Agreement, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company must include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, as amended or supplemented, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement. The Company will use its commercially reasonable efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. (b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement, the Schedule 13e-3 (as to the Company) and any Other Required 66 Company Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company will not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will consider in good faith all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, on the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement, the Schedule 13e-3 nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by the Buyer Parties or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. (c) Other Required Parent Filing. If Parent determines that any Buyer Party (or any of their respective controlled Affiliates, if applicable) is required to file any document with the SEC other than the Schedule 13e-3 in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective controlled Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective controlled Affiliates to cause, the Schedule 13e-3 (as to the Buyer Parties) and any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective controlled Affiliates will file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will consider in good faith all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, on the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Schedule 13e-3 or any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3 or any Other Required Parent Filing. The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13e-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. 67 (d) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders. (e) Consultation Prior to Certain Communications. Subject to any restrictions under applicable Law, the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel. (f) Notices. The Company, on the one hand, and Parent, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company, Parent and Merger Sub shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing. (g) Dissemination of Proxy Statement and Schedule 13e-3. Subject to applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement and Schedule 13e-3 to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the earliest to occur of (i) SEC that it will not review, or that it has completed its review of, each of the Proxy Statement and the Schedule 13e-3 or (ii) the tenth (10th) calendar day after the filing of the preliminary Proxy Statement if the SEC fails to notify the Company of its intent to review the Proxy Statement. 68 6.4 Company Stockholder Meeting. (a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable and with respect to the meeting following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. As promptly as reasonably practicable after the date of this Agreement (and upon the reasonable request of Parent made not more than one time every week), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be 20 Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the date that is 30 days following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3(d) and unless there has been a Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. The Company shall cooperate and keep Parent reasonably informed as reasonably requested regarding its solicitation efforts and voting results following mailing of the definitive Proxy Statement. (b) Adjournment of Company Stockholder Meeting. Except as set forth in the immediately following sentence, the Company shall not adjourn or postpone the Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent (i) the Company from postponing or adjourning the Company Stockholder Meeting to solicit additional votes if the Company has not received proxies sufficient to obtain the Requisite Stockholder Approval or (ii) the Company from postponing or adjourning the Company Stockholder Meeting (A) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (B) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its Staff; or (C) after consultation with Parent, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the stockholders of the Company as required by Law; provided that (x) the Company may not postpone or adjourn the Company Stockholder Meeting on more than two (2) occasions or for more than two (2) months in the aggregate pursuant to clauses (i) and (ii) without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), (y) in no event shall the Company Stockholder Meeting be postponed or adjourned to a date that is later than five (5) Business Days prior to the Termination Date; and (z) without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Stockholder

69 Meeting may not be postponed if such postponement will require the setting of a new record date therefor. 6.5 Financing Obligations. (a) No Amendments to Financing Commitments. Parent shall not, without the prior written consent of the Company, amend, modify, supplement, replace or waive any of the conditions to funding contained in any of the Financing Commitments (or any definitive agreements related thereto) or any other provisions of, or remedies under, the Financing Commitments (or any definitive agreements related thereto) to the extent such amendment, modification, supplement, replacement or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing such that the Buyer Parties will not have sufficient cash proceeds to pay the Required Amount and consummate the transactions contemplated by the Agreement; (ii) adversely affect the ability of the Buyer Parties to timely consummate the transactions contemplated by this Agreement, including the ability to pay the Required Amount in full; (iii) (x) impose new or additional conditions to the funding of the Financing or (y) expand, amend or modify any of the existing conditions to the funding of the Financing in a manner that could make the funding of the Financing less likely to occur or prevent, materiality hinder, or delay the Closing; (iv) delay or prevent the Closing Date or make the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing less likely to occur in any respect; (v) adversely impact the ability of Parent to enforce its rights against the other parties to the Financing Commitments; or (vi) result in the termination of any Financing Commitment or any definitive agreement related thereto (the effects described in clauses (i) through (vi), collectively, the “Prohibited Modifications”); provided, however, that any customary amendment, modification, supplement or waiver of any provision of the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities of similar creditworthiness that have not executed the Debt Commitment Letter as of the date of this Agreement shall not constitute a Prohibited Modification. In the event that Parent amends, modifies, supplements, replaces or waives the Financing Commitments in accordance with this Section 6.5, references in this Agreement to “Debt Financing,” “Debt Financing Commitment,” “Equity Financing,” “Financing,” “Financing Commitments,” “Financing Sources” (and the other like terms in this Agreement) shall be deemed to refer to the Financing as so amended, supplemented, replaced or waived. In the event all conditions to the Financing Commitments have been satisfied (or waived) and all of the conditions set forth in Section 7.1 and Section 7.2 (in each case not including conditions which are to be satisfied by the delivery of documents or taking of any other action at the Closing) have been satisfied (or waived), Parent shall use its reasonable best efforts to take such actions to cause the Financing Sources and the Equity Investors to fund the applicable Financing for purposes of consummating the transactions contemplated by this Agreement. (b) Taking of Necessary Actions. Parent shall, and shall cause its applicable Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on a timely basis and on the terms and conditions described in the Financing Commitments, including to (i) comply with its obligations under the applicable Financing Commitments; (ii) maintain in full force and effect the applicable Financing Commitments or the definitive agreements related thereto in accordance with the terms (or other terms not resulting from or causing any Prohibited 70 Modification) and subject to the conditions thereof; (iii) negotiate and enter into the definitive agreements with respect to the Debt Financing Commitment on a timely basis on the terms (or other terms not resulting from or causing any Prohibited Modification) and conditions (including the “market flex” provisions) contained therein; and (iv) satisfy on a timely basis all conditions to funding that are applicable to Parent and/or its Affiliates in the applicable Financing Commitments (or any definitive agreements related thereto). At the Company’s written request (email being sufficient), Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing (including, upon reasonable request, providing the Company with copies of all definitive agreements and other documents related to the Financing and of material developments concerning the timing of the closing of the Financing). Parent shall give the Company reasonably prompt written notice (A) upon having knowledge of any violation, breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any violation, breach or default) by any party to any of the Financing Commitments or any termination of any of the Financing Commitments, (B) of any actual or threatened reduction, withdrawal, repudiation or termination of the Financing by any Financing Source party to the Financing Commitments, or (C) if for any reason Parent has determined (or should determine in good faith) that it will not be able to obtain all or any portion of the Financing on the terms contemplated by the applicable Financing Commitments. Promptly following delivery by the Company to Parent of written request therefor, Parent shall provide any information reasonably requested by the Company relating to the Financing or any circumstance referred to in clauses (A) through (C) of the immediately preceding sentence. (c) Alternative Debt Financing. If all or any portion of the Debt Financing becomes unavailable for any reason, Parent shall (i) notify the Company in writing of such event and the reasons giving rise to such event, as promptly as practicable following the occurrence of such event, (ii) use its reasonable best efforts to arrange to obtain, as promptly as possible following the occurrence of such event, the Debt Financing or such portion of the Debt Financing from the same or alternative Financing Sources satisfactory to the Buyer Parties, which may include one or more of a loan financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to any portion of the Financing that is and will be available, to pay in cash the Required Amount (“Alternative Debt Financing”), and (iii) if applicable, obtain a new financing commitment letter (together with its related term sheets, the “Alternative Debt Financing Commitment”) or a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable to Parent than the Debt Financing Commitment as of the date of this Agreement (taking into account any “market flex” provisions thereof); (B) containing conditions to draw that are not more onerous to Parent than those conditions contained in the Debt Financing Commitment as of the date of this Agreement; (C) which does not contain any Prohibited Modification; and (D) in an amount that is sufficient, when added to any portion of the Financing that is and will be available, to pay in cash the Required Amount. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing, any available portion of the then-existing Debt Financing and the Alternative Debt Financing), and the term “Debt Financing Commitment” as used in this Agreement shall be deemed to include any Alternative Debt Financing Commitment. 6.6 Financing Cooperation. 71 (a) Cooperation with Debt Financing. Prior to the Effective Time, and in all cases subject to the limitations set forth herein, the Company shall, and shall use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to, use its and their respective reasonable best efforts to provide Parent, at Parent’s sole cost and expense, with such reasonable and customary cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the Debt Financing, including using reasonable best efforts to: (i) cause members of management, with appropriate seniority and expertise, of the Company to participate in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and sessions with rating agencies (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms), in each case, upon reasonable advance notice, at reasonable times and locations to be mutually agreed; (ii) provide reasonable assistance to Parent in the preparation of customary rating agency presentations, bank information memoranda, lender presentations and similar documents, including the execution and delivery of customary authorization letters authorizing the distribution of information to prospective lenders with respect to the Company, its Subsidiaries and their securities (including with respect to the absence of material non-public information in the public side version of documents distributed to prospective lenders and a “10b-5” representation), in each case, solely as required in connection with the Debt Financing and customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; provided, however, that (A) no member of the Company Group will have responsibility for the preparation of any pro forma financial statements, forecasts of financing statements, or projections; and (B) all such authorization letters and materials related thereto (1) shall include or otherwise expressly incorporate language that exculpates the Company Group, its Affiliates and its and their respective Representatives from any liability in connection with the unauthorized use or misuse by the recipients thereof of all such presentations, memoranda and other materials and documents and information set forth therein, and (2) shall have been previously identified to, and provided to, the Company and the Company and its Representatives shall have been given reasonable opportunity to review and comment thereon; (iii) provide reasonable assistance to Parent in connection with the pledging and granting as collateral property of the Company Group, to the extent required in connection with the Debt Financing and reasonably requested by Parent, including providing (if requested in writing, email being sufficient) original copies of certificated securities of the Company Group at or substantially simultaneously with the Closing; provided that no security interest or other obligation under any document or agreement with respect thereto will take effect prior to the Effective Time; (iv) provide reasonable assistance to Parent in the preparation and execution of one (1) or more credit agreements, guarantees, certificates (including solvency certificates) and other definitive financing documents, to the extent required in connection with the Debt Financing and reasonably requested by Parent; provided that the 72 effectiveness of any such documentation executed by any member of the Company Group shall not occur prior to the Effective Time; (v) provide reasonable assistance to Parent with respect to lien searches and information of the Company Group reasonably requested by the Parent to determine whether or not the Company and its Subsidiaries are in compliance with the Investment Company Act, in each case, to the extent required in connection with the Debt Financing and reasonably requested by Parent; and (vi) furnish Parent with all documentation and other information about the Company Group as is reasonably requested in writing by Parent and required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case, at least four (4) Business Days prior to the Closing Date if requested by Parent in writing at least nine (9) Business Days prior to the Closing Date. (b) Obligations of the Company. Notwithstanding anything to the contrary contained in this Agreement (including this Section 6.6), nothing in this Agreement (including this Section 6.6) shall require any such cooperation or efforts from any member of the Company Group, its Affiliates and its and their respective Representatives to the extent that it would or would reasonably be expected to (i) cause any representation, warranty or covenant in this Agreement to be breached by the Company Group or its Affiliates, require any waiver or amendment of any term of this Agreement or cause any condition to Closing set forth in Article VII to fail to be satisfied; (ii) require any member of the Company Group or any of its Affiliates or any of its or their respective Representatives to pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities (except to the extent concurrently reimbursed or indemnified by Parent in accordance with Section 6.6(e) and Section 6.6(f)); (iii) require any member of the Company Group or any of its Affiliates or any of its or their respective Representatives to enter into, execute, deliver, approve, modify or perform any agreement, instrument, certificate (including any certificate as to solvency) or other documentation (other than (x) customary authorization letters as contemplated by, and including the exculpatory provisions referred to in, Section 6.6(a)(ii) and (y) with respect to the members of the Company Group only, any such document that are executed or delivered, as applicable, by Persons who will continue as officers or members of the board of directors (or other similar governing body) of any member of the Company Group after the occurrence of the Closing and are subject to and contingent upon, and would not be effective prior to, the Closing), (iv) unreasonably interfere with the conduct of the business of any member of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; (v) change any fiscal period; (vi) require the Company Group or any of its Affiliates or any of its or their respective Representatives to adopt any resolutions, execute any consents or otherwise take any corporate or similar action (provided that any director, manager or officer of any member of the Company Group that will continue as a director, manager or officer of a member of the Company Group after the Closing may agree to take any such action on behalf of the applicable members of the Company Group so long as such action will not be effective prior to the Closing); (vii) require the Company Group of any of its Affiliates or any of its or their respective Representatives to deliver any legal opinion or reliance letter or comfort letter; (viii) provide access to or disclose any information that the Company reasonably determines could jeopardize attorney-client privilege, attorney work

73 product protections or other applicable legal privilege or similar protection; (ix) take any action that the Company determines could conflict with or violate the organizational documents of the Company Group or any of its Affiliates or any applicable Laws or fiduciary duty or would result in a contravention, violation or breach of, or default under, any Contract or permit to which any member of the Company Group or any of their respective Affiliates is a party or by which it or any of its property is bound; (x) cause any officers, directors, manager, employees, advisors, accountants, consultants, auditors, agents or other Representatives of the Company Group or any of its Affiliates to incur or take any other action that could reasonably be expected to result in any personal liability; (xi) require any member of the Company Group to make any representations, warranties or certifications prior to the Effective Time; or (xii) require any member of the Company Group to cause or permit any Liens to be placed on any of its property prior to the Effective Time. No member of the Company Group shall be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time. (c) Use of Logos. The Company hereby consents to the customary use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or reasonably likely to (A) harm or disparage the Company Group or the reputation, goodwill or marks of the Company Group or (B) otherwise materially adversely affect the Company Group; (ii) are used solely in connection with a description of the Company, its business and Company Products or the Merger; and (iii) are used in a manner consistent with the other written terms and conditions that the Company reasonably imposes. (d) Confidentiality. All non-public or other confidential information provided by the Company Group or any of their Affiliates or Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Sources in connection with arranging and obtaining the Debt Financing (and, in each case, to their respective counsel and auditors); provided that the recipients of such information (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to customary confidentiality undertakings no less restrictive than the Confidentiality Agreement, including professional duties of confidentiality and customary “click-through” or similar confidentiality arrangements used in financings similar to the contemplated Debt Financing. (e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred or otherwise payable by any member of the Company Group in connection with the Debt Financing, including the cooperation of the Company Group contemplated by this Section 6.6(e). (f) Indemnification. The Company Group and its Affiliates and its and their respective Representatives, and the successors and assigns of each of the foregoing Persons (the “Financing Indemnitees”), shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided pursuant to this Section 6.6 or any information utilized in connection therewith, other than to the 74 extent any of the foregoing was suffered or incurred as a result of bad faith, fraud, gross negligence or willful misconduct of the Financing Indemnitees, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.” (g) No Exclusive Arrangements. In no event will the Equity Investors, Parent or any of their respective controlled Affiliates enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis or (ii) prohibiting or seeking to prohibit any bank, investment bank or other known provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any other Person, in each case in connection with a merger with the Company. (h) No Financing Condition. The Buyer Parties acknowledge and agree that obtaining the Financing is not a condition to the Closing and notwithstanding anything contained in this Agreement to the contrary, the Buyer Parties’ obligations hereunder are not conditioned in any manner upon Parent obtaining the Financing, or any other financing. If the Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger and the other transactions contemplated under this Agreement. (i) Deemed No Breach. The Buyer Parties acknowledge and agree that a breach of this Section 6.6 will only constitute a material breach of the Company for purposes of Section 7.2 if (x) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach in a timely manner and (y) such breach is a proximate cause of the Debt Financing not being consummated. 6.7 Anti-Takeover Laws. The Company, the Company Board and the Special Committee will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all actions within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger. 6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other legal privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a 75 default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; it being agreed that, in the event that the Company or any of its Subsidiaries asserts that any restrictions under clauses (a) through (e) applies, the Company and its Subsidiaries shall use commercially reasonable efforts to design and implement alternative disclosure arrangements to enable Parent and its Representatives to evaluate any such information without violating such restrictions (including, in the case of trade secrets, by providing access to such information pursuant to a customary clean team agreement). Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information except to the extent such reports, analyses, appraisals, opinions or other information are prepared by the Company or its Subsidiaries in the ordinary course of business. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) would create an unreasonable risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated in writing by the Company 6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary or advisable to cause any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act. 6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance. (a) Organizational Documents and Contractual Agreements. From and after the Effective Time for six (6) years thereafter, the Surviving Corporation and its Subsidiaries shall, (i) honor and fulfill, in all respects, the obligations of such member of the Company Group pursuant to any indemnification agreements between such member of the Company Group and any of its current or former directors, officers or managers (meaning, for purposes of this Section 6.10, a person with a role equivalent to that of a director) (and any person who becomes a director, officer or manager of a member of the Company Group prior to the Effective Time) (each such person, an “Indemnified Person”) and (ii) maintain the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the certificates of incorporation, bylaws and other organizational documents of each member of the 76 Company Group as of the date hereof, which provisions shall not be amended, repealed or otherwise modified during such six (6)-year period in any manner that could adversely affect the rights thereunder of any Indemnified Person in his or her capacity as such without his or her written consent except to the extent required by applicable Law. (b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a) from and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, indemnify, exculpate and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal Proceeding or other matter, whether civil, criminal, administrative or investigative, to the extent that such actual or threatened Legal Proceeding or other matter is based on, arising out of or relating to the fact that such Person is or was a director, officer, member, manager or employee of the Company Group or such Person is or was serving at the request or with the knowledge and consent of the Company Group as a director, officer, member, manager or fiduciary of another Person and based on, arising out of or relating to any act, omission, fact, circumstance or other matter occurring or existing on or prior the Effective Time. Parent shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, advance such costs, fees and expenses incurred by or on behalf of the Indemnified Persons on a current basis (but no later than thirty (30) days after the submission of invoices) to the fullest extent permitted by applicable Law (subject to the applicable Indemnified Person executing an undertaking (that does not require any security) to repay such advances if it is determined in a final and non-appealable adjudication of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under applicable Law). Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation and its Subsidiaries shall not settle or compromise or consent to the entry of any judgment or otherwise terminate any actual or threatened Legal Proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person. (c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect directors’ and officers’ liability, employment practices liability and fiduciary liability insurance covering the Indemnified Persons and the other natural persons insured by the Company Group’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance in effect as of the Closing (such persons, “Insured Persons” and such insurance the “Current Insurance”) in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the Current Insurance; provided, however, that the aggregate annual premium for such insurance shall not exceed three hundred percent (300%) of the premium for the Current Insurance (the “Maximum Amount”); provided, further, that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain the most coverage available for a cost not exceeding the Maximum Amount. In lieu of the foregoing, at or prior to the Effective Time, the Company or

77 Parent may, following consultations with each other, require the Company to, at the sole cost and expense of Parent, obtain directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” insurance covering the Insured Persons in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the Current Insurance; provided that the aggregate premium for such “tail” insurance shall not exceed the Maximum Amount; provided, further, however, that that if such “tail” insurance is not reasonably available or the aggregate premium exceeds the Maximum Amount, then the Company may obtain the most advantageous coverage that is reasonably available for a cost not exceeding the Maximum Amount. (d) Indemnitors of First Resort. With respect to any indemnification obligations of the Surviving Corporation and its Subsidiaries pursuant to this Section 6.10, the Surviving Corporation and its Subsidiaries acknowledge and agree that: (i) the Surviving Corporation and its Subsidiaries shall be the indemnitors of first resort with respect to all indemnification obligations of the Surviving Corporation and its Subsidiaries pursuant to this Section 6.10 (i.e., their obligations to an applicable Indemnified Person are primary, and any obligation of any other Person to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such Indemnified Person are secondary) and (ii) the Surviving Corporation and its Subsidiaries irrevocably waive, relinquish and release any such other Person from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. (e) Third-Party Beneficiaries; No Impairment. The rights of each Indemnified Person and Insured Person under this Section 6.10 (i) shall survive consummation of the transactions contemplated by this Agreement; (ii) are intended to benefit, and shall be enforceable by, each Indemnified Person and Insured Person and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third-party beneficiaries of this Section 6.10); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Indemnified Person or Insured Person (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract (including any indemnification agreement), law, equity or otherwise. Nothing in this Agreement is intended to relieve, or shall be construed as relieving, any insurer of its coverage obligations existing now or in the future. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that could adversely affect the rights of any Indemnified Person or Insured Person without the prior written consent of such affected Indemnified Person or Insured Person. (f) Advancement of Fees, Costs and Expenses in Enforcement of Rights. The Surviving Corporation and its Subsidiaries shall advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all reasonable and documented attorneys’ fees, costs and expenses that may be incurred by any Indemnified Person in enforcing his or her rights under this Section 6.10 provided that such Indemnified Person executes an undertaking to repay such advances if it is determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification. 78 (g) Successors and Assigns. If Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer or convey all or substantially all of its properties and assets to any Person, then, in each case, proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will assume all of the obligations of Parent, the Surviving Corporation and its Subsidiaries set forth in this Section 6.10. (h) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements. 6.11 Employee Matters. (a) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee with, unless otherwise determined by the Surviving Corporation’s Chief Executive Officer, (i) base salary (or base wages, as the case may be) that is no less favorable than the base salary (or base wages, as the case may be) provided to such Continuing Employee immediately prior to the Effective Time, (ii) target incentive compensation opportunities (including the grant date fair value of any equity compensation opportunities, but excluding specific performance goals) that are substantially comparable to the target incentive compensation opportunities (including the grant date fair value of any equity compensation opportunities, but excluding specific performance goals and any change in control, retention bonus or similar incentive compensation opportunities) provided to such Continuing Employee immediately prior to the Effective Time and (iii) other employee benefits (excluding any equity-based plans and programs, severance, deferred compensation arrangements, change in control, retention or similar benefits, defined benefit pension or post- employment health or welfare benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time (excluding any equity-based plans and programs, severance, deferred compensation arrangements, change in control, retention or similar benefits, defined benefit pension or post-employment health or welfare benefits). Notwithstanding the foregoing, nothing in this Section 6.11 shall obligate the Surviving Corporation and its Subsidiaries to continue the employment of any Continuing Employee for any specific period. (b) New Plans. To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective 79 Time for purposes of eligibility, participation, vesting and level of benefits, except that (i) such service need not be credited to the extent that it would result in duplication of coverage, benefits or compensation and (ii) no service shall be required to be credited under any plan that provides for defined benefit pension or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Corporation shall use commercially reasonable efforts to ensure that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare Employee Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, preexisting condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. (c) No Third-Party Beneficiaries. The provisions of this Section 6.11 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.11, express or implied, shall confer upon any current or former employee, director, consultant, independent contractor or other service provider (or any dependent, successor, legal representative or beneficiary thereof), any rights or remedies, including any right to continuance of employment or any other service relationship with Parent or any of its Affiliates, or any right to compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 6.11, express or implied, shall be (i) construed to create any third-party beneficiary rights in any person, (ii) an amendment or deemed amendment of any plan providing benefits to any employee or (iii) construed to interfere with the right of Parent or its Affiliates to manage the performance of, discipline, or terminate the employment or other service relationship of any of employee, director, consultant, independent contractor or other service provider at any time, with or without cause, or restrict any such entity in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment or other service arrangement of such Person, or (iv) deemed to obligate Parent or its Affiliates to adopt, continue, enter into, maintain, modify, or terminate any employee benefit plan or other compensatory plan, program or arrangement at any time. 6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement. 80 6.13 Notification of Certain Matters. (a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Buyer Parties to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a). (b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b). (c) Impact of Non-Compliance. The Company’s or the Buyer Parties’ failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied or whether any termination rights set forth in Article VIII are available. 6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to each Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Recommendation Change), on the one hand, and the Buyer Parties, on the other hand, will obtain the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed, before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become

81 public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except that (A) the Company will only be obligated to engage in consultation and good faith consideration of Parent’s views with respect to communications that are (1) required by applicable Law, regulation or stock exchange rule or listing agreement or (2) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by Parent), and not with respect to communications that are (x) solely to the extent related to a Superior Proposal, Intervening Event or Recommendation Change; or (y) with respect to any actual Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand. With respect to any communication required by applicable Law or any listing agreement with or rule of any national securities exchange or association, the Party required to make the communication shall use commercially reasonable efforts to afford the other Party reasonable time to consider the communication and include in such communication all comments reasonably proposed by the other party. 6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed on a current basis with respect to the status thereof and promptly furnish Parent with copies of communications received or documents filed. The Company will (a) consult with Parent on, and consider in good faith all of Parent’s comments to, all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, (b) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, including by giving Parent the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls or other conferences, and (c) consult with Parent with respect to the proposed strategy, material actions and significant decisions (including relating to defense, settlement and prosecution) with respect to any Transaction Litigation. The Company may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation prior to the Effective Time except for the settlement or compromise consent set forth above. 6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting. 82 6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent providing the Merger Sub Stockholder Approval in accordance with the DGCL. 6.18 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations. 6.19 No Employment Discussions. Except as approved by the Company Board or Special Committee, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the receipt of the Requisite Stockholder Approval, Parent will not, and will cause the Persons set forth on Section 6.19 of the Company Disclosure Letter and any of their respective controlled Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (a) regarding any continuing employment or consulting relationship with the Surviving Corporation or its Affiliates from and after the Effective Time; (b) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the consideration to which such individual is entitled pursuant to Section 2.7 in respect of such holder’s shares of Company Common Stock; or (c) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to the Buyer Parties or the Company or their respective Affiliates (other than in the case of the Reinvestment Stockholders) in connection with the Merger. 6.20 Repaid Indebtedness. At the Closing, the Buyer Parties shall, on behalf of the Company Group, effect or cause to be effected, payment and, if applicable, cash collateralization, of all amounts specified in the Payoff Letters (as defined below) to fully discharge the then- outstanding obligations under all third-party Indebtedness under the Contracts set forth on Section 6.20 of the Company Disclosure Letter (other than (a) any contingent indemnification obligations as to which no claim has been asserted and (b) any other obligations which, by their terms, are to survive the termination of any such Contract) (such Indebtedness, collectively, the “Repaid Indebtedness”), in accordance with the payoff letters with respect to such Repaid Indebtedness; each such payoff letter shall be in form and substance reasonably satisfactory to Parent and shall (A) set forth the aggregate amounts required to satisfy in full all of the corresponding Repaid Indebtedness (including any principal, interest, fees or penalties outstanding or accrued thereunder and incremental per diem increases in respect thereof to account for any delays as to the Closing as of the date of each such Payoff Letter) and, as applicable, (B) provide that, upon receipt of such specified amount, all Liens (and any guarantees) granted in connection therewith relating to the assets, rights and properties of the Company Group securing such Repaid Indebtedness (and any other obligations secured thereby) shall be released and terminated (such payoff letters, collectively, the “Payoff Letters”). The Company shall deliver, or cause to be delivered, the 83 Payoff Letters to Parent not less than two (2) Business Days prior to the Closing Date. The Buyer Parties shall reasonably cooperate with the Company’s efforts under this Section 6.20. 6.21 FIRPTA Certificate. The Company shall deliver to Parent and any designated Affiliate at or prior to the Closing a certification of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c) dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company, certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2). ARTICLE VII CONDITIONS TO THE MERGER 7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver by the Buyer Parties and the Company (to the extent permissible pursuant to applicable Law and except with respect to Section 7.1(a), which shall not be waivable) of each of the following conditions: (a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting. (b) Governmental Consents. (i) The waiting periods, if any, and any extensions thereto, applicable to the Merger pursuant to the HSR Act and the Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter shall have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto shall have been obtained. (c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any such Governmental Authority, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger. 7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger are subject to the satisfaction or waiver (to the extent permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Buyer Parties: (a) Representations and Warranties. (i) Other than the representations and warranties listed in Section 7.2(a)(ii) or Section 7.2(a)(iii) the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality 84 or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made on and as of each such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specific date), except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (ii) The representations and warranties set forth in (1) Section 3.1(a), Section 3.2, Section 3.3, Section 3.8 and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material aspects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifiers) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material aspects as of such earlier date); and (2) Section 3.7(a), Section 3.7(b) and clauses (i) – (v) of the first sentence of Section 3.7(c) shall be true and correct in all respects (except for any failure to be so true and correct that is de minimis in nature) as of the date hereof and as of the Closing Date as if made on and as of each such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specific date (except for any failure to be so true and correct that is de minimis in nature)). (iii) The representations and warranties of the Company set forth in Section 3.12(ii) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing Date as though made as of such date. (b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company at or prior to the Closing. (c) Officer’s Certificate. The Buyer Parties shall have received a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied. (d) No Company Material Adverse Effect. A Company Material Adverse Effect shall not have occurred on or after the date of the Agreement that is continuing. 7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where

85 permissible pursuant to applicable Law) of each of the following conditions, any of which may be waived exclusively by the Company: (a) Representations and Warranties. The representations and warranties of the Buyer Parties (without giving effect to any materiality qualifications set forth therein) set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of each such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent the consummation of the Merger prior to the Termination Date or materially delay the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement prior to the Termination Date. (b) Performance of Obligations of the Buyer Parties. The Buyer Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing. (c) Officer’s Certificate. The Company shall have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER 8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis): (a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company; (b) by either Parent or the Company at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, restricts, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any Law or order has been enacted, entered, enforced or deemed applicable to the Merger that prohibits, restricts, makes illegal or enjoins the consummation of the Merger; except that the right to terminate this Agreement pursuant to this Section 8.1 will not be available to any Party if such Party’s material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, such final, non-appealable injunction, judgment, order or Law; 86 (c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Closing has not occurred by 11:59 p.m., Eastern time, on May 12, 2025 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Termination Date; (d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available any Party whose material breach of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof); (e) by Parent, if the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination (to the extent capable of being cured); provided that the Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it has materially breached any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.1 or Section 7.2 as of the date of termination; (f) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (iii) of this Section 8.1(f) if the Closing were to occur on the date of such notice), (ii) Parent fails to consummate the transactions contemplated by this Agreement by the date that is three Business Days after the first date on which Parent is required to consummate the Closing pursuant to Section 2.3, (iii) the Company has irrevocably confirmed to Parent in writing that (A) all conditions set forth in Section 7.1 or Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (iii) of this Section 8.1(f) if the Closing were to occur on the date of such notice), and (B) it is ready, willing and able to consummate the Closing and (iv) the Merger shall not have been consummated within three (3) Business Days following delivery of such confirmation; 87 (g) by Parent, if at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change; (h) by the Company, whether prior to or after the receipt of the Requisite Stockholder Approval, if the Parent has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.3; provided that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(h) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(h) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination, and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(h) will not be available to the Company if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b); or (i) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company enters into such Alternative Acquisition Agreement and pays the Company Termination Fee due to Parent in accordance with Section 8.3(b). 8.2 Manner and Notice of Termination; Effect of Termination. (a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision. (b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), the penultimate sentence of Section 6.8, Section 6.14, this Section 8.2, Section 8.3 and Article IX will 88 each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement prior to or in connection with the termination of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Fee Funding Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms. In the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful and Material Breach). Parent and Merger Sub acknowledge and agree that, without in any way limiting the Company’s rights under Section 9.8(b), recoverable damages of the Company hereunder shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the equity holders of the Company (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equity holders under this Agreement and the time value of money, which in each case shall be deemed in such event to be damages of the Company and shall be recoverable by the Company on behalf of its equity holders; provided that in no event shall Parent or Merger Sub, in the aggregate, be subject to monetary damages, including for Willful and Material Breach, in an amount in excess of the sum of the amounts in clauses (A), (B) and (C) of Section 8.3(e). 8.3 Fees and Expenses. (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Subject to Section 2.9(e), the Surviving Corporation will pay or cause to be paid all transfer, stamp, documentary, sales, use, real property transfer, recording, stock transfer and other similar Taxes and fees (including any penalties and interest) arising out of or in connection with entering into this Agreement and the consummation of the Merger. (b) Company Payments. (i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, an Acquisition Proposal shall have been made to the Company or the Company Board or any Person shall have publicly announced, proposed, disclosed or otherwise communicated to Company Stockholders such Acquisition Proposal and not withdrawn or otherwise abandoned such Acquisition Proposal prior to such termination; and (C) within twelve (12) months following such termination of this Agreement, the Company enters into a definitive agreement for, or consummates, an Acquisition Transaction, then the Company shall, concurrently with the consummation of such agreement, pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

89 (ii) If this Agreement is validly terminated pursuant to Section 8.1(g), then the Company must promptly (and, in any event, within two (2) Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. (iii) If this Agreement is validly terminated pursuant to Section 8.1(i), then the Company must prior to or concurrently with, and as a condition to, such termination pay or cause to be paid to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. (c) Parent Payments. If this Agreement is validly terminated pursuant to Section 8.1(h) or Section 8.1(f)8.1(f), or by either Party pursuant to Section 8.1(c) and at such time the Company could have terminated pursuant to Section 8.1(h) or Section 8.1(f), then Parent must promptly (and, in any event, within three Business Days) following such termination pay, or cause to be paid, to the Company an amount equal to $231,816,666.67 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company. (d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. (e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger and that without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, (i) its reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with (ii) interest on such amount or portion thereof at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made until but excluding the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law; provided that in no event shall such costs, expenses and interest set forth in (i) and (ii) above exceed $20,000,000 in the aggregate. (f) Sole Remedy. (i) Subject to Section 8.2(b), (A) the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Fee Funding Agreement with respect thereto and receive the Parent Termination Fee), (B) the Company’s receipt of payments to the extent owed by Parent 90 pursuant to Section 8.3(e), (C) the Company’s right to enforce its rights under the Reimbursement Obligations, and (D) the Company’s right to enforce its rights under the Confidentiality Agreement and the Company’s right to specific performance pursuant to Section 9.8(b) will be the sole and exclusive remedies of the Company and its Affiliates against (1) Parent, Merger Sub or the FFA Investors, (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Sub or the FFA Investors), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the FFA Investors and each of their respective Affiliates (collectively, the “Parent Related Parties”) and (3) the Financing Sources in respect of this Agreement, any agreement executed in connection herewith (including the Financing Commitments) and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of the Parent Related Parties or the Financing Sources will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Commitments) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Reimbursement Obligations, Section 8.3(a) and Section 8.3(e)). The Parent Related Parties and the Financing Sources are intended third-party beneficiaries of this Section 8.3(f). (ii) Subject to Section 8.2(b), (A) Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), (B) Parent’s receipt of payments to the extent owed by the Company pursuant to Section 8.3(e) and (C) Parent’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e) as applicable). The Company Related Parties are intended third-party beneficiaries of this Section 8.3(f)(ii) (g) Cap; Remedies. (i) The amounts the Company is entitled to collect, if due, are those specified in clauses (A), (B) and (C) of Section 8.3(f), as applicable, and shall serve as a cap on the maximum aggregate liability of the Parent Related Parties under this Agreement in the event Parent fails to effect the Closing in accordance with Section 2.3 or otherwise breaches this Agreement or fails to perform hereunder and under no circumstances shall the Company be entitled to collect, if due, more than the amounts specified in such clauses, and (ii) while the Company 91 may pursue both a grant of specific performance in accordance with, and subject to the limitations set forth in, Section 9.8(b) and the payment of the Parent Termination Fee under Section 8.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.8(b) that results in a consummation of the Closing and the payment of monetary damages, including all or a portion of the Parent Termination Fee. (h) Liquidated Damages. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. 8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Special Committee), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and the defined terms used therein) may not be amended, modified, waived or altered without the prior written consent of the Financing Sources. 8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, (i) any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein and (ii) the Termination Date may be extended by a mutual agreement in writing between Parent and the Company. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right. 8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company nor any of their Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any Debt Financing Commitment or the definitive debt documents executed in connection with the Debt 92 Financing (but not under this Agreement) to the extent the Company and/or its Affiliates are party thereto. 8.7 Special Committee Approval. Notwithstanding anything to the contrary herein, prior to the Effective Time, the Company shall not consent to any amendment or waiver of any provision of this Agreement without first obtaining the prior approval or recommendation of the Special Committee. ARTICLE IX GENERAL PROVISIONS 9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms. 9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below: (a) if to the Buyer Parties to: Spaceship Purchaser, Inc. c/o Permira Advisers LLC 320 Park Avenue, 23rd Floor New York, NY 10022 Attention: Justin Herridge Email: Justin.Herridge@permira.com, legal@permira.com with a copy (which will not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attn: Brian Mangino Amber Banks Mariclaire Brewer Email: Brian.Mangino@lw.com Amber.Banks@lw.com Mariclaire.Brewer@lw.com and

93 Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 Attn: Melissa DiVincenzo Email: mdivincenzo@morrisnichols.com (b) if to the Company (prior to the Effective Time) to: Squarespace, Inc. 225 Varick Street, 12th Floor New York, New York 10014 Attn: Email: with a copy (which will not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attn: Allison R. Schneirov Christopher M. Barlow Daniel L. Luks Email: allison.schneirov@skadden.com christopher.barlow@skadden.com daniel.luks@skadden.com and Richards, Layton & Finger, P.A. One Rodney Square, 920 North King Street Wilmington, Delaware 19801 Attn: Srinivas Raju Nathaniel Stuhlmiller Email: raju@rlf.com stuhlmiller@rlf.com Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day (provided that no “bounce back” or similar message of non-delivery is received with respect thereto). From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice 94 or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2. 9.3 Assignment. No Party may assign, delegate or transfer, by operation of law or otherwise, either this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Equity Investors pursuant to the Fee Funding Agreement; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. 9.4 Confidentiality. The Buyer Parties and the Company hereby acknowledge that Permira Advisers LLC (“Permira”) and the Company have previously executed that certain Confidentiality Agreement set forth on Section 9.4 of the Company Disclosure Letter (the “Confidentiality Agreement”) will continue in full force and effect in accordance with its terms; provided that from and after the date of this Agreement, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the transactions contemplated hereby to become a Representative (as defined in the Confidentiality Agreement) of Permira thereunder. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to be responsible for their Representatives under, the terms and conditions of the Confidentiality Agreement as if they were parties thereto. 9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties required to be delivered in connection herewith (other than the Company Disclosure Letter and the Parent Disclosure Letter), including the Confidentiality Agreement, the Fee Funding Agreement, the Equity Commitment Letter and the Support Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. The Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and 95 do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. 9.6 Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares), Company Options, Company RSUs or Company PSUs to receive the Per Share Price and the Equity Award Consideration required by Section 2.7 and Section 2.8, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(f), (d) subject to Section 8.3(c), Section 8.3(f) and Section 9.8, the Company shall have the right to pursue damages, on behalf of its stockholders solely in the event of Parent or Merger Sub’s Willful and Material Breach of this Agreement, which right is acknowledged by Parent and Merger Sub and (e) with respect to the limitations on liability of the Company Related Parties and the Parent Related Parties set forth in Section 8.3(f). Subject to Section 8.3(c), Section 8.3(f) and Section 9.8, Parent and Merger Sub expressly acknowledge and agree, at or after the time at which the Requisite Stockholder Approval shall have been obtained, that the Company shall have the right, on behalf of its stockholders, and is hereby appointed as representative of its stockholders solely for purposes this Section 9.6, to pursue damages against Parent and/or Merger Sub for the loss of the Per Share Price and Equity Award Consideration (as applicable), including, damages based on the loss of the premium offered to each such holder, in the event of any Willful and Material Breach of this Agreement by Parent or Merger Sub in respect of which the Company is entitled to bring a claim hereunder. Such appointment of the Company as representative of the Company’s stockholders shall be irrevocable and binding on all of the Company’s stockholders from and after receipt of the Requisite Stockholder Approval. Notwithstanding anything herein to the contrary, the rights granted pursuant to Section 8.2 and this Section 9.6 with respect to the recovery of damages based on the losses suffered by the stockholders of the Company (including the loss of the premium offered to each such holder) shall only be enforceable on behalf of the stockholders of the Company by the Company, as the sole and exclusive agent for the stockholders of the Company, and such stockholders shall not be entitled to pursue such enforcement on their own behalf. Notwithstanding anything set forth above, the provisions of Section 6.6(a), Section 8.2, Section 8.3(f), the last sentence of Section 8.4, Section 8.6, Section 9.3, Section 9.8, Section 9.9, Section 9.10(b), Section 9.11 and this sentence in this Section 9.6, shall inure to the benefit of the Financing Sources, each of whom are intended to be third-party beneficiaries thereof. 9.7 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 9.8 Remedies. 96 (a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not in and of itself preclude the exercise of any other remedy; provided, that the Parties acknowledge and agree that, while the Company may pursue a grant of specific performance prior to the valid termination of this Agreement, following a valid termination of this Agreement, under no circumstances shall the Company be permitted or entitled to seek a grant of specific performance to cause the Closing to occur or to enforce any provision of this Agreement which does not survive such termination. (b) Specific Performance. (i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.3, Section 8.6 and the remainder of this Section 9.8(b)(i), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (B) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that, prior to a termination of this Agreement, the Company shall have the right to specific performance to enforce the Buyer Parties’ obligations to consummate the Merger (including to cause Parent to exercise its rights to enforce the obligations of the Equity Investors under the Equity Commitment Letter in order to cause the Equity Financing to be funded in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) if and only if, and only for so long as (and in no other circumstances) (i) all conditions in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing; provided that such conditions would be satisfied if the Closing were on such date), (ii) the Debt Financing (or, if Alternative Debt Financing is being used in accordance with Section 6.5(c) the financing to be made available pursuant to the Alternative Debt Financing Commitment) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) Parent has failed to consummate the Closing at the time when it was required under Section 2.3, and (iv) the Company has irrevocably confirmed in writing to Parent and Merger Sub that if specific performance were granted and the Financing were funded, then the Closing would occur in accordance with Section 2.3. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity (except for contesting the occurrence of any breach or threatened breach of this Agreement). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or

97 enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. In the event the Parent Termination Fee is payable in accordance with Section 8.3(c), the Parent Termination Fee shall be the sole remedy to the Company Related Parties hereunder and specific performance of the covenants and agreements hereunder shall not be available other than to enforce the payment of the Parent Termination Fee. (ii) Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equity holders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equity holders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source. 9.9 Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. 9.10 Consent to Jurisdiction. (a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Fee Funding Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Fee Funding Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Fee Funding Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring 98 any Legal Proceeding relating to this Agreement, the Fee Funding Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The Parties agree that any violation of this Section 9.10(a) shall constitute a material breach of this Agreement and shall constitute irreparable harm. (b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing, the Debt Financing Commitment or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Financing Commitment will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York. 9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE FEE FUNDING AGREEMENT, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING COMMITMENT, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. 9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and 99 warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. 9.13 Counterparts. This Agreement and any amendments hereto may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity. 9.14 Fees and Expenses. Except as expressly provided in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring or required to incur such fees or expenses. [Signature page follows.] [Signature Page to Agreement and Plan of Merger] RLF1 30938514v.1 IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above. SPACESHIP PURCHASER, INC. By: Name: Title: SPACESHIP GROUP MERGERCO, INC. By: Name: Title:

[Signature Page to Agreement and Plan of Merger] RLF1 30938514v.1 SQUARESPACE, INC. By: Name: Title: